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            INDENTURE, dated as of March 14, 1997, among Anvil Knitwear, Inc., a
Delaware corporation ("Anvil"), Anvil Holdings, Inc., a Delaware corporation ("Holdings"), Cottontops, Inc., a Delaware corporation and the other Subsidiary Guarantors (as defined herein) and United States Trust Company of New York, as trustee (the "Trustee").

            Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10-7/8% Series A Senior Notes due 2007 (the "Series A Senior Notes") and the 10-7/8% Series B Senior Notes due 2007 (the "Series B Senior Notes" and, together with the Series A Senior Notes, the "Senior Notes"):

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.1  DEFINITIONS

            "Acquired Indebtedness" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary or is designated a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary or Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

            "Agent" means any Registrar, Paying Agent or co-registrar.

            "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback, including any disposition by means of a merger, consolidation or similar transaction and including the issuance, sale or other transfer of any of the capital stock of any Restricted Subsidiary of such Person) other than to Anvil or to any of its Wholly Owned Subsidiaries (including the receipt of proceeds of insurance paid on account of the loss of or damage to any asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceeding, and including the receipt of proceeds of business interruption insurance); and (ii) the issuance of Equity Interests in any Restricted Subsidiaries or the sale of any Equity Interests in any Restricted Subsidiaries, in each case, in one or a series of related
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transactions, provided, that notwithstanding the foregoing, the term "Asset
Sale" shall not include: (a) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of Anvil, as permitted pursuant to Section 5.1, (b) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business consistent with past practice, (c) a transfer of assets by Anvil to a Wholly Owned Subsidiary that is a Subsidiary Guarantor or by a Wholly Owned Subsidiary that is a Subsidiary Guarantor to Anvil or to another Wholly Owned Subsidiary that is a Subsidiary Guarantor, or by a Wholly Owned Subsidiary that is not a Subsidiary Guarantor to another Wholly Owned Subsidiary that is not a Subsidiary Guarantor,
(d) an issuance of Equity Interests by a Wholly Owned Subsidiary to Anvil or to another Wholly Owned Subsidiary that is a Subsidiary Guarantor, or by a Wholly Owned Subsidiary that is not a Subsidiary Guarantor to another Wholly Owned Subsidiary that is not a Subsidiary Guarantor, (e) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, (f) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property, (g) Permitted Investments or (h) any cash dividend, distribution, Investment or payment made pursuant to the first or second paragraph of Section 4.9.

            "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

            "Board of Directors" means the Board of Directors of Anvil, or any authorized committee of the Board of Directors.

            "Borrowing Base" means, as of any date, an amount equal to the sum of (i) 85% of all Eligible Receivables, (ii) 60% of all Eligible Raw Materials Inventory, (iii) 50% of Eligible Finished Goods Inventory and (iv) 50% of the fair market value or, if acquired after the date of this Indenture, the acquisition cost, of appraised equipment and real property owned by Anvil and its Restricted Subsidiaries, or such lesser amount as may then constitute the "Borrowing Base" under the New Credit Agreement.

            "BRS" means Bruckmann, Rosser, Sherrill & Co., L.P., a Delaware limited partnership, and its successors.

            "Business Day" means any day other than a Legal Holiday.

            "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

            "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations,
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rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities no more than twelve months from the date of acquisition, (b) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits or Eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $100.0 million or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than twelve months from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody's and maturing within twelve months of the date of acquisition, (d) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $100.0 million for direct obligations issued by or fully guaranteed by the United States of America in which Anvil shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of repurchase obligations, and (e) interests in money market mutual funds which invest solely in assets or securities of the type described in subparagraphs (a), (b), (c) or (d) hereof.

            "Certificate of Designations" means the certificate of designations of Holdings dated March 13, 1997 relating to the Senior Preferred Stock.

            "Change of Control" means such time as (i) prior to the initial public offering by Anvil or any direct or indirect parent of Anvil of its common stock (other than a public offering pursuant to a registration statement on Form S-8), Permitted Holders cease to have, directly or indirectly, in the aggregate at least 51% of the voting power of the voting stock of Anvil or Holdings or any other direct or indirect parent of Holdings ceases to own, directly or indirectly, 100% of the voting power of the voting stock of Anvil (other than by reason of a merger of Holdings and Anvil) or (ii) after the initial public offering by Anvil or any direct or indirect parent of Anvil of its common stock (other than a public offering pursuant to a registration statement on Form S-8),
(A) any Schedule 13D, Form 13F or Schedule 13G under the Exchange Act, or any amendment to such Schedule or Form, is received by Anvil or Holdings which indicates that, or Anvil or Holdings otherwise becomes aware that, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) has become, directly or indirectly, the "beneficial owner," by way of merger, consolidation or otherwise, of 40% or more of the voting power of the voting stock of Anvil or Holdings on a fully-diluted basis after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of Anvil or Holdings, as the case may be
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(whether or not such securities are then currently convertible or exercisable)
and (B) such person or group has become, directly or indirectly, the beneficial owner of a greater percentage of the voting capital stock of Anvil, calculated on such fully diluted basis, than beneficially owned by the Permitted Holders, or (iii) the sale, lease or transfer of all or substantially all of the assets of Anvil to any person or group (other than the Permitted Holders or a Subsidiary Guarantor), or (iv) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of Anvil or Holdings (together with any new directors whose election by the Board of Directors of Anvil or Holdings or whose nomination for election by the shareholders of Anvil or Holdings, as the case may be, was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or was approved by the Permitted Holders) cease for any reason to constitute a majority of the directors of Anvil or Holdings, as the case may be, then in office.

            "Commission" means the Securities and Exchange Commission.

            "Company Order" means a written order or request signed in the name of an Officer and delivered to the Trustee.

            "Consolidated EBITDA" means, with respect to Anvil and its Restricted Subsidiaries for any period, the sum of, without duplication, (i) the Consolidated Net Income for such period, plus (ii) to the extent deducted from Consolidated Net Income for such period, (x) the Fixed Charges for such period, plus (y) non-cash dividends on Anvil's preferred stock, plus (iii) provision for taxes based on income or profits for such period (to the extent such income or profits were included in computing Consolidated Net Income for such period), plus (iv) consolidated depreciation, amortization and other non-cash charges of Anvil and its Restricted Subsidiaries required to be reflected as expenses on the books and records of Anvil, minus (v) cash payments with respect to any nonrecurring, non-cash charges previously added back pursuant to clause (iv), and (vi) excluding the impact of foreign currency translations. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to Anvil by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

            "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the
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amount of dividends or distributions paid in cash to the referent Person or a
Wholly Owned Subsidiary thereof that is a Subsidiary Guarantor, (ii) the Net Income of, or any dividends or other distributions from, any Unrestricted Subsidiary, to the extent otherwise included, shall be excluded, whether or not distributed to Anvil or one of its Restricted Subsidiaries, (iii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iv) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (v) the cumulative effect of a change in accounting principles shall be excluded, (vi) income or loss attributable to discontinued operations shall be excluded; (vii) any increase in cost of sales or other write-offs resulting from the purchase accounting treatment of any acquisitions shall be excluded; and (viii) all other extraordinary, unusual or nonrecurring gains or losses shall be excluded.

            "Consolidated Net Worth" of a Person at any date means the amount by which the assets of such Person and its consolidated Restricted Subsidiaries (less any revaluation or other write-up subsequent to the date of this Indenture in any such assets (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business)) exceed the sum of
(a) the total liabilities of such Person and its consolidated Restricted Subsidiaries, plus (b) any Disqualified Stock of such Person or any consolidated Restricted Subsidiaries of such Person issued to any Person other than such Person or a Wholly Owned Subsidiary of such Person, in each case determined in accordance with GAAP.

            "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.2 hereof or such other address as to which the Trustee may give notice to Anvil.

            "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

            "Definitive Senior Notes" means Senior Notes that are in the form of the Senior Note attached hereto as Exhibit A, that do not include the information called for by footnote 1 thereof.

            "Depositary" means, with respect to the Senior Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Senior Notes, until a successor shall have been appointed and become such Depositary pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.
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            "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date which is 91 days after the date that the Senior Notes mature.

            "Eligible Finished Goods Inventory" means, as of any date of determination, the gross dollar value (valued at the lower of cost or fair market value (on a first-in, first-out basis)) of all finished goods inventory (including for purposes hereof, finished goods inventory which is in transit back to Anvil or any Subsidiary Guarantor) of Anvil or any Subsidiary Guarantor less appropriate reserves determined in accordance with GAAP applied on a consistent basis but excluding in any event and without duplication, to the extent not treated accordingly by GAAP, (i) inventory subject to any Lien (other than a Permitted Lien), (ii) inventory which fails to meet standards for sale or use imposed by governmental agencies, departments or divisions having regulatory authority over such goods, (iii) inventory which is not useable or saleable at prices approximating their cost (after taking into account, without duplication, the amount of any reserves for obsolescence, unsaleability or decline in value),
(iv) inventory located outside of the United States (unless in transit back to Anvil or any Subsidiary Guarantor), (v) inventory in the possession of domestic contractors (other than Anvil or any Subsidiary Guarantor) or other third parties, and (vi) all work in process.

            "Eligible Raw Materials Inventory" means, as of any date of determination, the gross dollar value (valued at the lower of cost or fair market value (on a first-in, first-out basis)) of all raw materials (including for purposes hereof, uncut dyed or greige cloth) of Anvil or any Subsidiary Guarantor less appropriate reserves determined in accordance with GAAP applied on a consistent basis but excluding in any event, to the extent not treated accordingly by GAAP and without duplication, (i) inventory subject to any Lien (other than a Permitted Lien), (ii) inventory which fails to meet standards for sale or use imposed by governmental agencies, departments or divisions having regulatory authority over such goods, (iii) inventory which is not useable or saleable at prices approximating their cost (after taking into account, without duplication, the amount of any reserves for obsolescence, unsaleability or decline in value), (iv) inventory located outside of the United States (unless in transit back to Anvil or any Subsidiary Guarantor), (v) inventory in the possession of domestic contractors (other than Anvil or any Subsidiary Guarantor) or other third parties, and (vi) all work in process (except uncut dyed or greige cloth).

            "Eligible Receivables" means, as of any date of determination, the aggregate gross amount of all accounts receivable, receivables and obligations for payment created or arising from the sale of inventory or the rendering of services in the ordinary course of business, owned by or owing to Anvil or any Subsidiary Guarantor, net of allowances and reserves for doubtful or uncollectible accounts and sales adjustments consistent with Anvil's internal policies and in any event in accordance with GAAP applied on a consistent basis, (hereinafter sometimes referred to collectively as "Receivables"), but excluding, without duplications in any event (i) Receivables subject to a Lien (other than a Permitted Lien), (ii) Receivables which are outstanding more than 90 days from the due date of the original
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invoice or more than 180 days from the date of shipment, (iii) Receivables evidenced by notes, chattel paper or other instruments, unless such notes, chattel paper or instruments have been delivered to and are in the possession of such parties as may be specified in the New Credit Agreement, (iv) Receivables with respect to which the account debtor is not solvent or is the subject of a bankruptcy or insolvency proceedings of any kind, (v) Receivables owing by an account debtor located outside of the United States (unless payment for the goods shipped is secured by an irrevocable letter of credit in a form and from an institution acceptable to such parties as may be specified in the New Credit Agreement), (vi) Receivables which are contingent or subject to offset, deduction, counterclaim, dispute or other defense to payment, in each case to the extent of such offset, deduction, counterclaim dispute or other defense, and
(vii) Receivables arising out of transactions with Subsidiaries or Affiliates of Anvil.

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Debentures" means Holdings' 13% Subordinated Exchange Debentures due 2009 issued under the Exchange Debenture Indenture.

            "Exchange Debenture Indenture" means the indenture dated March 14, 1997 between Holdings and United States Trust Company of New York, as trustee, as such indenture may be amended or supplemented from time to time.

            "Exchange Offer" means the offer that may be made by Anvil pursuant to the Registration Rights Agreement to exchange Series B Senior Notes for Series A Senior Notes.

            "Existing Indebtedness" means the Indebtedness of Anvil and its Restricted Subsidiaries (other than Indebtedness under the New Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

            "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon), and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that
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is a Restricted Subsidiary) on any series of preferred stock of such Person payable to a party other than Anvil or a Wholly Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, on a consolidated basis and in accordance with GAAP, but excluding from the calculation of fixed charges amortization of financing costs (except to the extent referred to in the parenthetical in clause
(i) of this definition).

            "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated EBITDA of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that Anvil or any of its Restricted Subsidiaries incurs, assumes, guarantees or repays any Indebtedness (other than the incurrence or repayment of revolving credit borrowings used for working capital, except to the extent that a repayment is accompanied by a permanent reduction in revolving credit commitments) or issues preferred stock subsequent to the commencement of the four-quarter reference period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, (i) acquisitions that have been made by Anvil or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and shall give pro forma effect to the Consolidated EBITDA and Indebtedness of the Person which is the subject of any such acquisition, and (ii) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

            "Global Senior Note" means a Senior Note that contains the paragraph referred to in footnote 1 to the form of the Senior Note attached hereto as Exhibit A.
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            "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

            "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

            "Guarantee" means the guarantee of Holdings provided for in Section
10.1 hereof.

            "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

            "Holder" means a Person in whose name a Senior Note is registered on the Registrar's books.

            "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person), the maximum fixed repurchase price of Disqualified Stock issued by such Person in each case, if held by any Person other than Anvil or a Wholly Owned Subsidiary of Anvil, and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person.

            "Indenture" means this Indenture, as amended or supplemented from time to time.

            "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the books of such Person) or capital contributions (excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet
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prepared in accordance with GAAP; provided that an acquisition of assets, Equity
Interests or other securities by Anvil for consideration consisting of common equity securities of Anvil or of any direct or indirect parent of Anvil shall not be deemed to be an Investment.

            "Legal Holiday" means a Saturday, a Sunday or a day on which federal offices or banking institutions in the City of New York, in the city of the Corporate Trust Office of the Trustee, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

            "Liquidated Damages" means all liquidated damages owing pursuant to the Registration Rights Agreement.

            "Maturity Date" means March 15, 2007.

            "Moody's" means Moody's Investors Service, Inc. and its successors.

            "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP, and before reduction for non-cash preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

            "Net Proceeds" means the aggregate cash proceeds received by Anvil or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and net of any Purchase Money Obligations relating to the assets comprising such Asset Sale.

            "New Credit Agreement" means, collectively, (i) that certain Amended and Restated Credit Agreement, as in effect on the date of this Indenture, by and among Anvil, Holdings, the lenders that may be from time to time parties thereto and NationsBank, N.A., as administrative agent, as the foregoing may from time to time be amended, renewed, supplemented or otherwise modified at the option of the parties thereto, including increases in the principal amount thereof (subject to such increases otherwise being in conformity with the terms of this Indenture); and (ii) after NationsBank, N.A., as administrative agent, has acknowledged in writing that the Credit Agreement described in clause (i) above has been terminated and all then outstanding Indebtedness thereunder or with respect thereto have been repaid in full in cash and discharged, any successors to or replacements of (as designated by the Board of Directors of Anvil in its sole judgment, and evidenced by a resolution) such Credit Agreement, as such successors or replacements may from time to time be amended, renewed, supplemented, modified or replaced, including increases in the principal amount thereof (subject to such increases otherwise being in conformity with the terms of this Indenture).

            "Non-Recourse Debt" means Indebtedness (i) as to which neither Anvil nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Anvil or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Anvil or any of its Restricted Subsidiaries.

            "Note Custodian" means the Trustee, as custodian with respect to Global Notes, or any successor entity thereto.

            "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Offering" means the Offering of the Senior Notes by Anvil.

            "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

            "Officers' Certificate" means a certificate signed on behalf of Anvil by two Officers of Anvil, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Anvil, that meets the requirements of Section 12.5 hereof.

            "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.5 hereof. The counsel may be an employee of or counsel to Anvil, any Subsidiary of Anvil or the Trustee.

            "Permitted Holders" means, collectively, (i) BRS and its Affiliates, and their respective employees and directors, (ii) 399 Venture and its Affiliates, and their respective employees and directors, (iii) all full-time executive officers of Holdings and its Subsidiaries who acquire Capital Stock of Holdings on or after the issue date of the Senior Notes, and (iv) with respect to any natural persons described in the foregoing clauses (i) through (iii), (A) any spouse, lineal descendant (including by adoption and stepchildren), or sibling of such natural persons and (B) any trust, corporation, limited liability company or partnership, the beneficiaries, members, stockholders or partners of which consist entirely of such natural persons or the individuals described in clause (A) above.

            "Permitted Investments" means (a) any Investments in Anvil or in a Wholly Owned Subsidiary of Anvil that is a Subsidiary Guarantor and that is engaged in the same or a similar line of business as Anvil and its Restricted Subsidiaries were engaged in on the date of this Indenture and reasonable extensions or expansions thereof; (b) any Investments in Cash Equivalents; (c) Investments by Anvil or any Restricted Subsidiary of Anvil in a Person if as a result of such Investment (i) such Person becomes a Wholly Owned Subsidiary of Anvil that is a Subsidiary Guarantor and that is engaged in the same or a similar line of business as Anvil and its Restricted Subsidiaries were engaged in on the date of this Indenture and reasonable extensions or expansions thereof or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Anvil or a Wholly Owned Subsidiary of Anvil that is a Subsidiary Guarantor and that is engaged in the same or a similar line of business as Anvil and its Restricted Subsidiaries were engaged in on the date of this Indenture and reasonable extensions or expansions thereof; (d) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.8 hereof; (e) Investments by Anvil or any Restricted Subsidiary in cash in an aggregate amount not to exceed $5.0 million outstanding at any one time; (f) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Anvil or any Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of Anvil's trade creditors or customers; (g) the contribution of shares of stock or other equity securities of an Unrestricted Subsidiary to another Subsidiary; (h) loans and advances to employees and officers of Anvil and its Restricted Subsidiaries in the ordinary course of business not to exceed an aggregate of $1.0 million at any one time outstanding; (i) accounts receivable created or acquired in the ordinary course of business; (j) currency agreements and interest swap obligations entered into in the ordinary course of Anvil's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture; and (k) any Investment by Anvil or a Wholly Owned Subsidiary of Anvil in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an Equity Interest.

            "Permitted Liens" means (i) Liens securing (a) Indebtedness permitted by clause (i), (ii), (iv) or clause (viii) under Section 4.10 hereof and (b) related Hedging Obligations; (ii) Liens in favor of Anvil or any Wholly Owned Subsidiary that is a Subsidiary Guarantor; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with Anvil or any Restricted Subsidiary of Anvil; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Anvil; (iv) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of Anvil; (v) Liens on property existing at the time of acquisition thereof by Anvil or any Restricted Subsidiary of Anvil, provided that such Liens were in existence prior to the contemplation of such acquisition; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vii) Liens existing on the date of this Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other similar Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted; (x) statutory Liens of landlords or of mortgagees of landlords arising by operation of law, provided that the rental payments secured thereby are not yet due and payable; (xi) Liens incurred in the ordinary course of business of Anvil or any Restricted Subsidiary of Anvil with respect to obligations that do not exceed $1.5 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by Anvil or such Restricted Subsidiary; (xii) nonconsensual Liens incurred in the ordinary course of business of any foreign subsidiary that is a Restricted Subsidiary that (a) are not incurred in connection with the borrowing of money or the obtaining of advances of credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by such Restricted Subsidiary; (xiii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (xiv) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of Anvil or any of its Restricted Subsidiaries; (xv) Purchase Money Liens (including extensions and renewals thereof); (xvi) judgment and attachment Liens not giving rise to an Event of Default; (xvii) Liens arising out of consignment or similar arrangements for the sale of goods; (xviii) any interest or title of a lessor in property subject to any capital lease obligation or operating lease; (xix) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xx) Liens encumbering deposits made to secure obligations arising from statutory or regulatory requirements of Anvil or any of its Restricted Subsidiaries, including rights of offset and set-off, arising in the ordinary course of business; (xxi) Liens on assets transferred to a Securitization Entity or on assets of a Securitization

Entity, in either case incurred in connection with a Qualified Securitization Transaction; and (xxii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods.

            "Permitted Refinancing Indebtedness" means any Indebtedness of Anvil or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Anvil or any of its Restricted Subsidiaries; provided that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date at least as late as the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Notes on terms at least as favorable to the Holders of Senior Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by Anvil or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or other business entity or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

            "Private Placement Legend" means the legend initially set forth on the Senior Notes in the form set forth on Exhibit A.

            "Public Equity Offering" means an underwritten public offering pursuant to a registration statement filed with the Commission in accordance with the Securities Act of (i) Equity Interests other than Disqualified Stock of Anvil or any successor by merger to Anvil or (ii) of Equity Interests other than Disqualified Stock of Anvil's parent or indirect parent corporation to the extent that the cash proceeds therefrom are contributed to the equity capital of Anvil or are used to purchase Equity Interests (other than Disqualified Stock) of Anvil.

            "Purchase Money Lien" means a Lien granted on an asset or property to secure a Purchase Money Obligation permitted to be incurred under this Indenture and incurred solely to finance the purchase, or the cost of construction or improvement, of such asset or property; provided however, that such Lien encumbers only such asset or property and is granted within 180 days of such acquisition.

            "Purchase Money Note" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from Anvil or any Subsidiary of Anvil in connection with a Qualified Securitization Transaction to a Securitization Entity, which note shall be repaid from cash available to the Securitization Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

            "Purchase Money Obligations" of any Person means any obligations of such Person to any seller or any other Person incurred or assumed to finance the purchase, or the cost of construction or improvement, of real or personal property to be used in the business of such Person or any of its Restricted Subsidiaries in an amount that is not more than 100% of the cost, or fair market value, as appropriate, of such property, and incurred within 180 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

            "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A.

            "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by Anvil or any of its Subsidiaries pursuant to which Anvil or any or its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Entity (in the case of a transfer by Anvil or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable or equipment (whether now existing or arising or acquired in the future) of Anvil or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable and equipment, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and equipment; provided that such transaction or transactions are otherwise permitted by the terms of this Indenture including the provisions set forth in Section 4.8 hereof.

            "Recapitalization" means the series of transactions set forth under "The Recapitalization" in the Offering Memorandum.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Indenture, by and among Anvil and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

            "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Restricted Investment" means an Investment other than a Permitted Investment.

            "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

            "Rule 144A" means Rule 144A under the Securities Act.

            "S&P" means Standard & Poor's Ratings Service, a division of The McGraw- Hill Companies, Inc., and its successors.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securitization Entity" means a Wholly Owned Subsidiary of Anvil (or another Person in which Anvil or any Subsidiary of Anvil makes an Investment and to which Anvil or any Subsidiary of Anvil transfers accounts receivable or equipment and related assets) which engages in no activities other than in connection with the financing of accounts receivable or equipment and which is designated by the Board of Directors of Anvil (as provided below) as a Securitization Entity (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Anvil or any Subsidiary of Anvil (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Anvil or any Subsidiary of Anvil in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of Anvil or any Subsidiary of Anvil, directly or indirectly, contingently or otherwise, to the satisfaction thereof other than pursuant to Standard Securitization Undertakings, (b) with which neither Anvil nor any Subsidiary of Anvil has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Anvil or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Anvil, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and (c) to which neither Anvil nor any Subsidiary of Anvil has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of Anvil shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Anvil giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

            "Senior Preferred Stock" means Holdings' 13% Senior Exchangeable Preferred Stock due 2009 issued pursuant to the Certificate of Designations.

            "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date hereof.

            "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Anvil or any Subsidiary of Anvil which are reasonably customary in an accounts receivable or equipment transaction.

            "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

            "Subsidiary Guarantee" means the guarantee of any Restricted Subsidiary as provided for in Section 11.1 hereof.

            "Subsidiary Guarantors" means Cottontops, Inc., a Delaware corporation and any other Restricted Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

            "399 Venture" means 399 Venture Partners, Inc., a Delaware corporation, and its successors.

            "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the Trust Indenture Act.

            "Transfer Restricted Senior Notes" means securities that bear or are required to bear the Private Placement Legend.

            "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

            "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with Anvil or any Restricted Subsidiary of Anvil unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Anvil or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Anvil; (c) is a Person with respect to which neither Anvil nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Anvil or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section
4.9. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Anvil as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.10, Anvil shall be in default of such covenant). The Board of Directors of Anvil may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Anvil of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.10 and (ii) no Default or Event of Default would be in existence following such designation.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

            "Wholly Owned Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person. Unrestricted Subsidiaries shall not be included in the definition of Wholly Owned Subsidiary for any purposes of this Indenture.

SECTION 1.2  OTHER DEFINITIONS

                                                                 Defined
            Term                                              in Section
            ----                                              ----------

            "Affiliate Transaction"                                 4.14
            "Agent Members"                                         2.13
            "Asset Sale Offer"                                       4.8
            "Asset Sale Offer Period"                                4.8
            "Asset Sale Offer Amount"                                4.8
            "Asset Sale Purchase Date"                               4.8

            "Bankruptcy Law"                                         6.1
            "Benefitted Party"                                      10.1
            "Change of Control Offer"                                4.7
            "Change of Control Offer Period"                         4.7
            "Change of Control Payment"                              4.7
            "Change of Control Purchase Date"                        4.7
            "Covenant Defeasance"                                    8.3
            "Custodian"                                              6.1
            "Event of Default"                                       6.1
            "Excess Proceeds"                                        4.8
            "incur"                                                 4.10
            "Interest"                                              2.13
            "Legal Defeasance"                                       8.2
            "Notice of Default"                                      6.1
            "Paying Agent"                                           2.3
            "Payment Default"                                        6.1
            "Registrar"                                              2.3
            "Restricted Payments"                                    4.9

SECTION 1.3  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

            Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

            The following Trust Indenture Act terms used in this Indenture have the following meanings:

            "indenture securities" means the Senior Notes;

            "indenture security Holder" means a Holder of a Senior Note;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;

            "obligor" on the Senior Notes means Anvil, Holdings and any successor thereto.

            All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them.

SECTION 1.4  RULES OF CONSTRUCTION

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular;

            (5)  provisions apply to successive events and transactions; and

            (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

                                    ARTICLE 2
                                THE SENIOR NOTES

SECTION 2.1  FORM AND DATING

            The Senior Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Senior Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Senior Note shall be dated the date of its authentication. The Senior Notes shall be in denominations of $1,000 and integral multiples thereof. The Series A Senior Notes and the Series B Senior Notes will be the same except that the Private Placement Legend will be omitted from the Series B Senior Notes.

            The terms and provisions contained in the Senior Notes shall constitute, and are hereby expressly made, a part of this Indenture and Anvil, Holdings and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            Senior Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Senior Notes in registered form, substantially in the form set forth in Exhibit A (including the text referred to in footnote 1 thereto) (the "Rule 144A Global Senior Note"), deposited with, or on behalf of, The Depositary Trust Company (the "Depositary") and registered in the name of Cede & Co. or such other nominee, as nominee of the Depositary. Senior Notes offered and sold in reliance on any exemption from registration under the Securities Act other than Rule 144A shall be issued initially in the form of one or more permanent Global Senior Notes in registered form, substantially in the form set forth in Exhibit A (including the text referred to in footnotes 1 and 2 thereto) (the "AI Global Senior Note"), deposited with, or on behalf of, the Depositary and registered in the name of Cede & Co. or such other nominee, as nominee of the

Depositary. The aggregate principal amount of any Global Senior Note may from time to time be increased or decreased in accordance with the terms of this Indenture by adjustments made on the records of the Registrar and the Depositary.

            Senior Notes may be issued, in certain circumstances provided for in this Indenture, in the form of Definitive Senior Notes in registered form in substantially the form set forth in Exhibit A (but without including the text referred to in footnote 1 thereto).

SECTION 2.2  EXECUTION AND AUTHENTICATION

            Two Officers shall sign the Senior Notes for Anvil by manual or facsimile signature. Anvil's seal shall be reproduced on the Senior Notes and may be in facsimile form.

            If an Officer whose signature is on a Senior Note no longer holds that office at the time a Senior Note is authenticated, the Senior Note shall nevertheless be valid.

            A Senior Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Senior Note has been authenticated under this Indenture.

            The Trustee shall, upon a written order of Anvil signed by two Officers, authenticate Senior Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Senior Notes. The aggregate principal amount of Senior Notes outstanding at any time may not exceed such amount except as provided in Section 2.7 hereof. The authentication order shall specify which series of Senior Notes shall be authenticated and issued.

            The Trustee may appoint an authenticating agent acceptable to Anvil to authenticate Senior Notes. An authenticating agent may authenticate Senior Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Anvil or an Affiliate of Anvil.

SECTION 2.3  REGISTRAR AND PAYING AGENT

            Anvil shall maintain an office or agency where Senior Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Senior Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Senior Notes and of their transfer and exchange. Anvil may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. Anvil may change any Paying Agent or Registrar without notice to any Holder. Anvil shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If Anvil fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Anvil, Holdings or any of their respective Subsidiaries may act as Paying Agent or Registrar.

            Anvil initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Senior Notes.

SECTION 2.4  PAYING AGENT TO HOLD MONEY IN TRUST

            Anvil shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Senior Notes, and shall notify the Trustee of any default by Anvil in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. Anvil at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than Anvil or a Subsidiary) shall have no further liability for the money. If Anvil or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to Anvil, the Trustee shall serve as Paying Agent for the Senior Notes.

SECTION 2.5  HOLDER LISTS

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, Anvil shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Senior Notes, and Anvil shall otherwise comply with TIA ss. 312(a).

SECTION 2.6  TRANSFER AND EXCHANGE

            (a) Subject to the provisions of Sections 2.13 and 2.14, when Senior Notes are presented to the Registrar with a request to register the transfer of such Senior Notes or to exchange such Senior Notes for an equal principal amount of Senior Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements for such transaction are met; provided, however, that the Senior Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to Anvil and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, Anvil shall execute and the Trustee shall authenticate Senior Notes at the Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but Anvil may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.10 or 9.5).

            Any Holder of the Global Senior Note shall, by acceptance of such Global Senior Note, agree that transfers of beneficial interests in such Global Senior Note may be effected only through a book-entry system maintained by the Holder of such Global Senior Note (or its agent), and that ownership of a beneficial interest in the Global Senior Note shall be required to be reflected in a book-entry system.

SECTION 2.7  REPLACEMENT SENIOR NOTES

            If any mutilated Senior Note is surrendered to the Trustee, or Anvil and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Senior Note, Anvil shall issue and the Trustee, upon the written order of Anvil signed by two Officers of Anvil, shall authenticate a replacement Senior Note if the Trustee's requirements are met. If required by the Trustee or Anvil, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and Anvil to protect Anvil, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Senior Note is replaced. Anvil may charge for its expenses in replacing a Senior Note.

            Every replacement Senior Note is an additional obligation of Anvil and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Senior Notes duly issued hereunder.

SECTION 2.8  OUTSTANDING SENIOR NOTES

            The Senior Notes outstanding at any time are all the Senior Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Senior Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Senior Note does not cease to be outstanding because Anvil or an Affiliate of Anvil holds the Senior Note.

            If a Senior Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Note is held by a bona fide purchaser.

            If the principal amount of any Senior Note is considered paid under
Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

            If the Paying Agent (other than Anvil, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Senior Notes payable on that date, then on and after that date such Senior Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9  TREASURY SENIOR NOTES

            In determining whether the Holders of the required principal amount of Senior Notes have concurred in any direction, waiver or consent, Senior Notes owned by Anvil, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Anvil, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Notes that a Trustee knows are so owned shall be so disregarded.

SECTION 2.10  TEMPORARY SENIOR NOTES

            Until definitive Senior Notes are ready for delivery, Anvil may prepare and the Trustee shall authenticate temporary Senior Notes upon a written order of Anvil signed by two Officers of Anvil. Temporary Senior Notes shall be substantially in the form of definitive Senior Notes but may have variations that Anvil considers appropriate for temporary Senior Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, Anvil shall prepare and the Trustee shall authenticate definitive Senior Notes in exchange for temporary Senior Notes.

            Holders of temporary Senior Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11  CANCELLATION

            Anvil at any time may deliver Senior Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Senior Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Senior Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Senior Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Senior Notes shall be delivered to Anvil. Anvil may not issue new Senior Notes to replace Senior Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12  DEFAULTED INTEREST

            If Anvil defaults in a payment of interest on the Senior Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Senior Notes and in Section 4.1 hereof. Anvil shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Senior Note and the date of the proposed payment. Anvil shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, Anvil (or, upon the written request of Anvil, the Trustee in the name and at the expense of Anvil) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13  BOOK-ENTRY PROVISIONS FOR GLOBAL SENIOR NOTES

            (a) The Global Senior Notes initially shall (i) be registered in the name of Cede & Co., as the nominee of the Depositary.

            Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Senior Note held on their behalf by the Depositary, or the Trustee as the Note Custodian, or under the Global Senior Note, and the Depositary may be treated by Anvil, the Trustee and any agent of Anvil or the Trustee as the absolute owner of the Global Senior Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent Anvil, the Trustee or any agent of Anvil or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Senior Note.

            (b) Transfers of Global Senior Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Senior Notes (each an "Interest") may be transferred to one beneficial owner to another Agent Member or exchanged for Definitive Senior Notes in accordance with the rules and procedures of the Depositary and the provisions of this Indenture (including the restrictions on transfer contained in Section 2.14 which shall fully apply in all respects to transfer of such Interests as if such Interests are evidenced by a Definitive Senior Note ). In addition, Definitive Senior Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Senior Notes if (i) the Depositary for the Senior Notes notifies Anvil that the Depositary is unwilling or unable to continue as Depositary for the Global Senior Notes and a successor Depositary for the Global Senior Notes is not appointed by Anvil within 90 days after delivery of such notice; or (ii) Anvil, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Senior Notes under this Indenture, then Anvil shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and deliver, Definitive Senior Notes in an aggregate principal amount equal to the principal amount of the Global Senior Notes in exchange for such Global Senior Notes.

            (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Senior Note to beneficial owners taking a Definitive Senior Note pursuant to paragraph (b), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Senior Note in an amount equal to the principal amount of the beneficial interest in the Global Senior Note to be transferred, and Anvil shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Senior Notes of like tenor and amount.

            (d) In connection with the transfer of any Interest from one beneficial owner to another Agent Member not taking a Definitive Senior Note, but an Interest, pursuant to paragraph (b), the Depositary shall reflect on its books and records the date, the name of the transferor and transferee, and the amount of the Interest transferred.

            (e) In connection with the transfer of Global Senior Notes as an entirety to beneficial owners pursuant to the second sentence of paragraph (b), the Global Senior Notes shall be deemed to be surrendered to the Trustee for cancellation, and Anvil shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Senior Notes, an equal aggregate principal amount of Definitive Senior Notes of authorized denominations.

            (f) Any Definitive Senior Note constituting a Transfer Restricted Senior Note delivered in exchange for an interest in a Global Senior Note pursuant to paragraph (b) shall, except as otherwise provided by paragraphs
(a)(i)(x) and (y) of Section 2.14, bear the Private Placement Legend.

            (g) The Holder of any Global Senior Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Senior Notes.

SECTION 2.14  SPECIAL TRANSFER PROVISIONS

            (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Senior Note constituting a Transfer Restricted Senior Note, or an Interest in a Global Senior Note constituting a Transfer Restricted Senior Note to any institutional "Accredited Investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1),
(2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor")) which is not a QIB:

            (i) The Registrar shall register the transfer of any Senior Note constituting a Transfer Restricted Senior Note, whether or not such Senior Note bears the Private Placement Legend, if (x) the requested transfer is after March 14, 1999, or (y) in the case of a transfer to an Institutional Accredited Investor which is not a QIB, the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit B hereto and the Trustee and Registrar have received both an Opinion of Counsel and an Officers' Certificate directing transfer; and

            (ii) If the proposed transferor is an Agent Member holding a beneficial interest in a Global Senior Note, upon receipt by the Registrar of (x) the certificate and opinions, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Definitive Senior Notes) a decrease in the principal amount of the Rule 144A Global Senior Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred if the transfer is being made by a QIB from the Rule 144A Global Senior Note or if Definitive Senior Notes are to be issued, and
(b) if the transfer is not being made by an Institutional Accredited Investor of a beneficial interest in the AI Global Senior Note to another Institutional Accredited Investor wishing to take a beneficial interest in the AI Global Senior Note, Anvil shall execute and the Trustee shall authenticate upon receipt of a Company Order, and deliver one or more Definitive Senior Notes of like tenor and amount or, if the transferee is to take an interest in the AI Global Senior Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the AI Global Senior Note in an amount equal to the amount of the transfer.

            (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Senior Note constituting a Transfer Restricted Senior Note, or an Interest in a Global Senior Note constituting a Transfer Restricted Senior Note to a QIB:

                  (i) The Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Senior Note (or a similar certificate) stating, or has otherwise advised Anvil and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Senior Note (or a similar certificate) stating, or has otherwise advised Anvil and the Registrar in writing, that it is purchasing the Senior Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding Anvil as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A and covering the other matters covered in the form of Senior Note; and

                  (ii) If the proposed transferee is an Agent Member, and the Senior Notes to be transferred consist of Definitive Senior Notes which after transfer are to be evidenced by an interest in the Rule 144A Global Senior Note, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures and the proposed transferee has advised Anvil and the Registrar in writing that the transferee is a QIB and that the sale has been made in compliance with the provisions of Rule 144A, the Registrar and the Depositary shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A Global Senior Note in an amount equal to the principal amount of the Definitive Senior Notes to be transferred, and the Trustee shall cancel the Definitive Senior Notes so transferred.

            (c) Private Placement Legend. All Senior Notes originally issued shall bear the Private Placement Legend. Upon the transfer, exchange or replacement of Senior Notes (or Interest in a Global Senior Note) not bearing, and not required to bear, the Private Placement Legend, the Registrar shall deliver Senior Notes that do not bear the Private Placement Legend and, in the case of an Interest, remove any corresponding indication on its books and records. Upon the transfer, exchange or replacement of Senior Notes bearing the Private Placement Legend, the Registrar shall deliver only Senior Notes that bear the Private Placement Legend (and in the case of an Interest, continue to denote corresponding indications on its books and records) unless (i) the circumstances contemplated by paragraph (a)(i)(x) of this Section 2.14 exist,
(ii) there is delivered to the Registrar and the Trustee an Opinion of Counsel reasonably satisfactory to Anvil and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Senior Note has been sold pursuant to an effective registration statement under the Securities Act.

            (d) General. By its acceptance of any Senior Note, each Holder of such a Senior Note acknowledges the restrictions on transfer of such Senior Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Senior Note only as provided in this Indenture.

            The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.13 or this Section 2.14 until at least 6 years after the Maturity Date. Anvil shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

SECTION 3.1  NOTICES TO TRUSTEE

            If Anvil elects to redeem Senior Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Senior Notes to be redeemed and (iv) the redemption price.

SECTION 3.2  SELECTION OF SENIOR NOTES TO BE REDEEMED

            If less than all of the Senior Notes are to be redeemed at any time, selection of the Senior Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Notes are listed or, if the Senior Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Senior Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Senior Notes not previously called for redemption.

            The Trustee shall promptly notify Anvil in writing of the Senior Notes selected for redemption and, in the case of any Senior Note selected for partial redemption, the portion of the principal amount thereof to be redeemed. Senior Notes and portions of Senior Notes selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Senior Notes of a Holder are to be redeemed, the entire outstanding amount of Senior Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Senior Notes called for redemption also apply to portions of Senior Notes called for redemption.

SECTION 3.3  NOTICE OF REDEMPTION

            At least 30 days but not more than 60 days before a redemption date, Anvil shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Senior Notes are to be redeemed at its registered address.

            The notice shall identify the Senior Notes to be redeemed and shall state:

            (a) the redemption date;

            (b) the redemption price;

            (c) if any Senior Note is being redeemed in part, the portion of the principal amount of such Senior Note to be redeemed and that, after the redemption date upon surrender of such Senior Note, a new Senior Note or Senior Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Senior Note;

            (d) the name and address of the Paying Agent;

            (e) that Senior Notes called for redemption (other than a Global Senior Note) must be surrendered to the Paying Agent to collect the redemption price;

            (f) that, unless Anvil defaults in making such redemption payment, interest on Senior Notes called for redemption ceases to accrue on and after the redemption date;

            (g) the paragraph of the Senior Notes and/or Section of this Indenture pursuant to which the Senior Notes called for redemption are being redeemed; and

            (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Notes.

            At Anvil's request, the Trustee shall give the notice of redemption in Anvil's name and at its expense; provided, however, that Anvil shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter time is acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.4  EFFECT OF NOTICE OF REDEMPTION

            Once notice of redemption is mailed in accordance with Section 3.3 hereof, Senior Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.5  DEPOSIT OF REDEMPTION PRICE

            One Business Day prior to the redemption date, Anvil shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued and unpaid interest, if any, on and Liquidated Damages, if any, on all Senior Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to Anvil any money deposited with the Trustee or the Paying Agent by Anvil in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Senior Notes to be redeemed.

            If Anvil complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Senior Notes or the portions of Senior Notes called for redemption. If a Senior Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Senior Note was registered at the close of business on such record date. If any Senior Note called for redemption shall not be so paid upon surrender for redemption because of the failure of Anvil to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Senior Notes and in Section 4.1 hereof.

SECTION 3.6  SENIOR NOTES REDEEMED IN PART

            Upon surrender of a Senior Note that is redeemed in part, Anvil shall issue and, upon Anvil's written request, the Trustee shall authenticate for the Holder at the expense of Anvil a new Senior Note equal in principal amount to the unredeemed portion of the Senior Note surrendered. The records of the Registrar and the Depositary shall reflect any partial redemption of any Global Senior Note.

SECTION 3.7  OPTIONAL REDEMPTION

            (a) Except as set forth in clause (b) of this Section 3.7, the Senior Notes shall not be redeemable at Anvil's option prior to March 15, 2002. Thereafter, the Senior Notes shall be subject to redemption for cash at the option of Anvil, in whole or in part, upon not less than 30 nor more than 60 days' notice to each holder of Senior Notes to be redeemed at the following redemption prices (expressed as percentages of principal amount thereof) if redeemed during the twelve-month period beginning on March 15 of each of the years indicated below, in each case together with any accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date:

Year                                            Percentage
----                                            ----------

2002.........................................     105.438%
2003.........................................     103.625%
2004.........................................     101.813%
2005 and thereafter..........................     100.000%


            (b) Notwithstanding the provisions of clause (a) of this Section 3.7, at any time on or before March 15, 2000, Anvil may (but shall not have the obligation to) redeem for cash up to 40% of the original aggregate principal amount of the Senior Notes at a redemption price of 110% of the principal amount thereof, in each case plus any accrued and unpaid interest and Liquidated Damages thereon to the redemption date, with the net proceeds of a Public Equity Offering; provided that at least 60% of the original aggregate principal amount of the Senior Notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

            (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.

SECTION 3.8  NO MANDATORY REDEMPTION

            Except as set forth in Section 4.7, Anvil shall not be required to make any mandatory redemption, purchase or sinking fund payments with respect to the Senior Notes prior to the Maturity Date.

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.1  PAYMENT OF SENIOR NOTES

            Anvil shall pay or cause to be paid the principal of, premium, if any, and interest on the Senior Notes on the dates and in the manner provided in the Senior Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than Anvil or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by Anvil in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Anvil shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. Anvil will promptly notify the Trustee of a Registration Default under the Registration Rights Agreement and any cure thereof.

            Anvil shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Senior Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2  MAINTENANCE OF OFFICE OR AGENCY

            Anvil shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Senior Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon Anvil in respect of the Senior Notes and this Indenture may be served. Anvil shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Anvil shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            Anvil may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve Anvil of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. Anvil shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            Anvil hereby designates the Corporate Trust Office of the Trustee as one such office or agency of Anvil in accordance with Section 2.3 hereof.

SECTION 4.3  REPORTS

            (a) Whether or not required by the rules and regulations of the Commission, so long as any Senior Notes are outstanding, Holdings shall furnish to all Holders of Senior Notes within 15 days after it is or would have been required to file such with the Commission, (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Holdings was required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the certified independent accountants of Holdings and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if Holdings was required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, Holdings shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and shall promptly make such information available to securities analysts and prospective investors upon request.

            (b) For so long as any Senior Notes remain outstanding, Holdings, Anvil and the Subsidiary Guarantors, if any, shall furnish to all Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.4  COMPLIANCE CERTIFICATE

            (a) Anvil and Holdings shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of Anvil and Holdings and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether Anvil and Holdings have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge Anvil and Holdings have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action Anvil and Holdings are taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Senior Notes is prohibited or if such event has occurred, a description of the event and what action Anvil and Holdings are taking or proposes to take with respect thereto.

            (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3(a) hereof shall be accompanied by a written statement of the independent public accountants of Holdings (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that Holdings have violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (c) Anvil and Holdings shall, so long as any of the Senior Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action Anvil and Holdings are taking or proposes to take with respect thereto.

SECTION 4.5  TAXES

            Anvil shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Senior Notes.

SECTION 4.6  STAY, EXTENSION AND USURY LAWS

            Anvil covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and Anvil (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7  CHANGE OF CONTROL

            Upon the occurrence of a Change of Control, each Holder of Senior Notes shall have the right to require Anvil to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, Anvil shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Notes pursuant to the procedures required by this Indenture and described in such notice. Anvil shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control.

            The Change of Control Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Change of Control Purchase Date"), Anvil shall purchase all Senior Notes validly tendered and not properly withdrawn pursuant to the Change of Control Offer. Payment for any Senior Notes so purchased shall be made in the same manner as interest payments are made on the Senior Notes.

            If the Change of Control Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages shall be paid to the Person in whose name a Senior Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Senior Notes pursuant to the Change of Control Offer.

            Upon the commencement of a Change of Control Offer, Anvil shall send, by first class mail, a notice to each of the Holders, with a copy of each such notice to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Notes pursuant to the Change of Control Offer. The Change of Control Offer shall be made to all Holders. The notice, which shall govern the terms of the Change of Control Offer, shall state:

                  (a) that the Change of Control Offer is being made pursuant to this covenant and the length of time the Change of Control Offer shall remain open;

                  (b) the purchase price and the Change of Control Purchase
      Date;

                  (c) that any Senior Note not tendered or accepted for payment shall continue to accrete or accrue interest;

                  (d) that, unless Anvil defaults in making such payment, any Senior Note accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue interest after the Change of Control Purchase Date;

                  (e) that Holders electing to have a Senior Note purchased pursuant to any Change of Control Offer shall be required to surrender the Senior Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Note completed, or transfer by book-entry transfer, to Anvil, a depositary, if appointed by Anvil, or a Paying Agent at the address specified in the notice at least three days before the Change of Control Purchase Date; and

                  (f) that Holders shall be entitled to withdraw their election if Anvil, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Note purchased.

            On the Change of Control Purchase Date, Anvil shall, to the extent lawful, (1) accept for payment all Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Notes or portions thereof being purchased by Anvil. The Paying Agent shall promptly mail to each Holder of Senior Notes so tendered the Change of Control Payment for such Senior Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; provided that each such new Senior Note shall be in a principal amount of $1,000 or an integral multiple thereof. Anvil will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date.

SECTION 4.8  ASSET SALES

            Anvil shall not, and shall not permit any of its Restricted Subsidiaries to, engage in an Asset Sale in excess of $1.0 million unless (i) Anvil (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value, and in the case of a lease of assets, a lease providing for rent and other conditions which are no less favorable to Anvil (or the Restricted Subsidiary, as the case may be) in any material respect than the then prevailing market conditions (evidenced in each case by a resolution of the Board of Directors of such entity set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests sold or otherwise disposed of, and (ii) at least 75% (100% in the case of lease payments) of the consideration therefor received by Anvil or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on Anvil's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto, excluding contingent liabilities and trade payables), of Anvil or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Senior Notes, or any guarantee thereof) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by Anvil or any such Restricted Subsidiary from such transferee that are promptly, but in no event more than 30 days after receipt, converted by Anvil or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

            Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Anvil may apply such Net Proceeds (a) to reduce permanently long-term Indebtedness of a Restricted Subsidiary, (b) to reduce permanently Indebtedness (and, in the case of revolving Indebtedness, to reduce permanently the commitments) under the New Credit Agreement, or (c) to an investment in another business, the making of a capital expenditure or the acquisition of other tangible assets, in each case, in the same or a similar line of business as Anvil was engaged in on the date of this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding sentence of this paragraph shall be deemed to constitute "Excess Proceeds." On the earlier of (i) the 366th day after an Asset Sale or (ii) such date as the Board of Anvil or the Restricted Subsidiary determines not to apply the Net Proceeds relating to such Asset Sale in the manner set forth in (a), (b) or (c), if the aggregate amount of Excess Proceeds exceeds $5.0 million, Anvil will be required to make an offer to all Holders of Senior Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Senior Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Anvil may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Senior Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

            The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), Anvil shall purchase the principal amount of Senior Notes required to be purchased pursuant to this covenant (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been tendered, all Senior Notes tendered in response to the Asset Sale Offer. Payment for any Senior Notes so purchased shall be made in the same manner as interest payments are made on the Senior Notes.

            If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Senior Notes pursuant to the Asset Sale Offer.

            Upon the commencement of an Asset Sale Offer, Anvil shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

            (a) that the Asset Sale Offer is being made pursuant to this covenant and the length of time the Asset Sale Offer shall remain open;

            (b) the Asset Sale Offer Amount, the purchase price and the Asset Sale Purchase Date;

            (c) that any Senior Note not tendered or accepted for payment shall continue to accrete or accrue interest;

            (d) that, unless Anvil defaults in making such payment, any Senior Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Asset Sale Purchase Date;

            (e) that Holders electing to have a Senior Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Senior Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Note completed, or transfer by book-entry transfer, to Anvil, a depositary, if appointed by Anvil, or a Paying Agent at the address specified in the notice at least three days before the Asset Sale Purchase Date;

            (f) that Holders shall be entitled to withdraw their election if Anvil, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Note purchased;

            (g) that, if the aggregate principal amount of Senior Notes surrendered by Holders exceeds the Asset Sale Offer Amount, Anvil shall select the Senior Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by Anvil so that only Senior Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

            (h) that Holders whose Senior Notes were purchased only in part shall be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered (or transferred by book-entry transfer).

            On or before the Asset Sale Purchase Date, Anvil shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Senior Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Senior Notes or portions thereof were accepted for payment by Anvil in accordance with the terms of this covenant. Anvil, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Senior Notes tendered by such Holder and accepted by Anvil for purchase, and Anvil shall promptly issue a new Senior Note, and the Trustee, upon delivery of an Officers' Certificate from Anvil, shall authenticate and mail or deliver such new Senior Note to such Holder, in a principal amount equal to any unpurchased portion of the Senior Note surrendered. Any Senior Note not so accepted shall be promptly mailed or delivered by Anvil to the Holder thereof. Anvil shall publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date. Anvil will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Senior Notes pursuant to any Asset Sale Offer.

SECTION 4.9  RESTRICTED PAYMENTS

             Anvil shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of Anvil's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Anvil) (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Anvil or dividends or distributions payable to Anvil or any Wholly Owned Subsidiary of Anvil); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Anvil or any direct or indirect parent of Anvil or other Affiliate or Restricted Subsidiary of Anvil; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Senior Notes, except in accordance with the scheduled mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness (but not pursuant to any mandatory offer to repurchase upon the occurrence of any event); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

            (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

            (b) Anvil would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
      Section 4.10; and

            (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by Anvil and its Restricted Subsidiaries after the date of this Indenture, is less than the sum of, without duplication, (i) 50% of the Consolidated Net Income of Anvil for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of Anvil's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) to the extent not included in the amount described in clause (i) above, 100% of the aggregate net cash proceeds received after the date of this Indenture by Anvil from the issue or sale of, or from additional capital contributions in respect of, Equity Interests of Anvil or of debt securities of Anvil or any Subsidiary Guarantor that have been converted into, or cancelled in exchange for, Equity Interests of Anvil (other than Equity Interests (or convertible debt securities) sold to a Restricted Subsidiary or an Unrestricted Subsidiary of Anvil and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock and less the amount of any loans made pursuant to clause (vi) of the next succeeding paragraph), plus (iii) 100% of any cash dividends received by Anvil or a Wholly Owned Subsidiary that is a Subsidiary Guarantor after the date of the Indenture from an Unrestricted Subsidiary of Anvil, plus (iv) 100% of the cash proceeds realized upon the sale of any Unrestricted Subsidiary (less the amount of any reserve established for purchase price adjustments and less the maximum amount of any indemnification or similar contingent obligation for the benefit of the purchaser, any of its Affiliates or any other third party in such sale, in each case as adjusted for any permanent reduction in any such amount on or after the date of such sale, other than by virtue of a payment made to such Person) following the date of this Indenture, plus (v) to the extent that any Restricted Investment that was made after the date of this Indenture is sold to an unaffiliated purchaser for cash or otherwise liquidated or repaid for cash, the cash proceeds realized with respect to such Restricted Investment (less the cost of disposition, if any).

            The foregoing provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the making of any Restricted Investment in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of Anvil) of, or from substantially concurrent additional capital contributions in respect of, Equity Interests of Anvil (other than Disqualified Stock); (iii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of Anvil or any direct or indirect parent of Anvil in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of Anvil) of, or from substantially concurrent additional capital contributions in respect of, other Equity Interests of Anvil (other than any Disqualified Stock); (iv) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from (X) an incurrence of Permitted Refinancing Indebtedness or (Y) the substantially concurrent sale (other than to a Subsidiary of Anvil) of, or from substantially concurrent additional capital contributions in respect of, Equity Interests of Anvil (other than Disqualified Stock); (v) the declaration or payment of any dividend to Holdings for, or the direct repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Anvil or any Restricted Subsidiary of Anvil or Holdings held by any member of Anvil's (or any of its Restricted Subsidiaries' or Holdings') management pursuant to any management agreement, stock option agreement or plan or stockholders agreement; provided that (X) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any fiscal year (plus any amount available for such payments hereunder since the date of this Indenture which have not been used for such purpose) or (Y) $5.0 million in the aggregate (in each case, net of the cash proceeds received by Anvil from subsequent reissuances of such Equity Interests to new members of management); (vi) loans to members of management of Anvil or any Restricted Subsidiary the proceeds of which are used for a concurrent purchase of Equity Interests of Holdings and a capital contribution in an amount equal to such proceeds to Anvil; (vii) payments in connection with the application of the net proceeds of the Recapitalization as set forth under "Use of Proceeds" in the Offering Memorandum; (viii) payments to Holdings in respect of accounting, legal or other administrative expenses incurred by Holdings relating to the operations of Anvil in the ordinary course of business and in respect of fees and related expenses associated with registration statements filed with the Commission and subsequent ongoing public reporting requirements arising from the issuance of the Guarantee, the Senior Preferred Stock and the Exchange Debentures; provided that the aggregate amount of such payments does not exceed $500,000 in any fiscal year; (ix) so long as Holdings files consolidated income tax returns which include Anvil, payments to Holdings in an amount equal to the amount of income tax that Anvil would have paid if it had filed consolidated tax returns on a separate-company basis; (x) payments to Holdings in an amount sufficient to pay director's fees and the reasonable expenses of its directors in an aggregate amount not to exceed $125,000 per year (including indemnification obligations and professional fees and expenses) and to pay salaries and other compensation of employees who perform services for both Anvil and Holdings; (xi) payments to Holdings in an amount not to exceed $200,000 in aggregate to enable Holdings to make payments to holders of its Capital Stock in lieu of issuing fractional shares thereof; (xii) in the event Holdings elects to issue the Exchange Debentures in exchange for the Senior Preferred Stock, cash payments to Holdings in an amount necessary to enable Holdings to make payments to the holders of the Senior Preferred Stock (A) in lieu of issuing an Exchange Debenture in a principal amount less than $1,000 and (B) any accrued and unpaid dividends in respect of the period from the dividend payment date immediately preceding the exchange date to the exchange date; (xiii) the making of any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Senior Notes out of Excess Proceeds available for general corporate purposes after consummation of purchases of Senior Notes pursuant to an Asset Sale Offer; and (xiv) the repurchase of the Senior Preferred Stock or the Exchange Debentures in connection with an offer required to be made therefor in connection with a Change of Control provided that Anvil has previously paid all amounts required to be paid in connection with any Change of Control Offer for the Senior Notes; provided however that in the case of any transaction described in clauses (i), (ii), (iii), (iv) and (v) no Default or Event of Default will have occurred and be continuing immediately after such transaction. In determining the aggregate amount of Restricted Payments made after the date of hereof, 100% of the amounts expended pursuant to the foregoing clauses (ii), (iii), (iv)(Y), (v) and (vi) shall be included in such calculation and none of the amounts expended pursuant to the foregoing clauses (i), (iv)(X), (vii), (viii), (ix), (x), (xi), (xii), (xiii) and (xiv) shall be included in such calculation.

             As of the date of this Indenture, all of Anvil's Subsidiaries were Restricted Subsidiaries. The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by Anvil and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this covenant. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

            The amount of all Restricted Payments (other than cash) shall be the greater of (i) book value and (ii) fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by Anvil or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, Anvil shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculation required by this covenant were computed, which calculations may be based upon Anvil's latest available financial statements.

SECTION 4.10  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

            Anvil shall not, and shall not permit any of its Restricted Subsidiaries and Unrestricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness) and that Anvil shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Anvil and its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock if: (i) the Fixed Charge Coverage Ratio for Anvil's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been (A) at any time prior to March 15, 1999, at least 2.00 to 1 and (B) at any time thereafter, at least 2.25 to 1, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; and (ii) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; provided, that no guarantee may be incurred pursuant to this paragraph unless the guaranteed Indebtedness is incurred by Anvil or a Restricted Subsidiary pursuant to this paragraph.

            The foregoing provisions shall not apply to:

            (i) the incurrence by Anvil and its Restricted Subsidiaries of Indebtedness and letters of credit pursuant to the New Credit Agreement (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Anvil or the relevant Restricted Subsidiary thereunder) in a maximum principal amount outstanding at any one time not to exceed $55.0 million (or in the event of any refinancing of the Indebtedness under the New Credit Agreement, the greater of $55.0 million or the Borrowing Base) (1) less the amount of all mandatory principal payments actually made by Anvil in respect of term loans thereunder (excluding any such payments to the extent refinanced at the time of payment under a replaced credit agreement) and (2) in the case of the revolving credit facility, reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder;

            (ii) the incurrence by Anvil and its Restricted Subsidiaries of the Existing Indebtedness;

            (iii) the incurrence by Anvil of Indebtedness represented by the Senior Notes and by the Restricted Subsidiaries of Indebtedness represented by the Subsidiary Guarantees;

            (iv) the incurrence by Anvil or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or Purchase Money Obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of Anvil or such Restricted Subsidiary, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

            (v) the incurrence by Anvil or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred;

            (vi) the incurrence by Anvil or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Anvil and any of its Wholly Owned Subsidiaries or between or among any Wholly Owned Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than a Wholly Owned Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Anvil or a Wholly Owned Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Anvil or such Subsidiary, as the case may be;

            (vii) the incurrence by Anvil or any of its Restricted Subsidiaries that are Subsidiary Guarantors of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by this Indenture to be incurred;

            (viii) the incurrence by Anvil, and its Restricted Subsidiaries that are Subsidiary Guarantors and its foreign subsidiaries that are Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $15.0 million; provided that such Indebtedness incurred by foreign subsidiaries that are Restricted Subsidiaries shall not exceed an aggregate principal amount at any time outstanding of $5.0 million.

            (ix) the incurrence by Anvil's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Anvil;

            (x) Indebtedness incurred by Anvil or any of its Restricted Subsidiaries that are Subsidiary Guarantors arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing the performance of Anvil or any of its Restricted Subsidiaries pursuant to such agreements, in connection with the disposition of any business, assets or Restricted Subsidiary of Anvil (other than guarantees or similar credit support by Anvil or any of its Restricted Subsidiaries of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed 25% of the gross proceeds (with proceeds other than cash or Cash Equivalents being valued at the fair market value thereof as determined by the Board of Directors of Anvil in good faith) actually received by Anvil or any of its Restricted Subsidiaries in connection with such disposition; and

            (xi) the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is non-recourse to Anvil or any Subsidiary of Anvil (except Standard Securitization Undertakings); provided, however, that the amount of Indebtedness outstanding under clause (i) above and this clause (xi) shall not in the aggregate exceed $55.0 million at any time outstanding (or in the event of a refinancing of the Indebtedness under the New Credit Agreement, the greater of $55.0 million or the Borrowing Base).

             Notwithstanding any other provision of this covenant, a guarantee of Indebtedness permitted by the terms of this Indenture at the time such Indebtedness was incurred shall not constitute a separate incurrence of Indebtedness.

SECTION 4.11  SALE AND LEASEBACK TRANSACTIONS

            Anvil shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Anvil or any Subsidiary Guarantor may enter into a sale and leaseback transaction if (i) Anvil or such Subsidiary Guarantor could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.10 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof, (ii) the net cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the proceeds of such transaction are applied in compliance with, Section 4.8 hereof.

SECTION 4.12  LIENS

            Anvil shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

SECTION 4.13 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

            Anvil shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) (a) pay dividends or make any other distributions to Anvil or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to Anvil or any of its Restricted Subsidiaries, (ii) make loans or advances to Anvil or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to Anvil or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of this Indenture, (b) the New Credit Agreement as in effect as of the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the New Credit Agreement as in effect on the date of this Indenture, (c) this Indenture and the Senior Notes, (d) the Senior Preferred Stock, the Certificate of Designations, the Exchange Debentures and the Exchange Debenture Indenture, (e) applicable law, (f) any instrument governing Acquired Indebtedness or Capital Stock of a Person acquired by Anvil or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, that the Consolidated EBITDA of such Person is not taken into account in determining whether such acquisition was permitted by the terms of this Indenture, (g) by reason of customary non-assignment provisions in leases and licenses entered into in the ordinary course of business and consistent with past practices, (h) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (i) agreements relating to the financing of the acquisition of real or tangible personal property acquired after the date of this Indenture; provided, that such encumbrance or restriction relates only to the property which is acquired and in the case of any encumbrance or restriction that constitutes a Lien, such Lien constitutes a Purchase Money Lien, (j) any restriction or encumbrance contained in contracts for sale of assets permitted by this Indenture in respect of the assets being sold pursuant to such contract or (k) Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity.

SECTION 4.14  TRANSACTIONS WITH AFFILIATES

             Anvil shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to Anvil or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Anvil or such Restricted Subsidiary with an unrelated Person and (ii) Anvil delivers to the Trustee (a) with respect to any Affiliate Transaction entered into after the date of this Indenture involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to Anvil or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing; provided that the following shall not be deemed to be Affiliate Transactions: (p) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers and directors of Holdings, Anvil or any Restricted Subsidiary as determined in good faith by the appropriate Board of Directors or senior management; (q) the provision of administrative or management services by Anvil or any of its officers to Holdings or any of its Restricted Subsidiaries in the ordinary course of business consistent with past practice; (r) transactions between Anvil or one or more of its Restricted Subsidiaries and the relevant Securitization Entity effected as part of a Qualified Securitization Transaction; (s) any agreement as in effect as of the date of this Indenture (including, without limitation, the New Credit Agreement) or any amendment thereto or any transactions contemplated thereby (including pursuant to any amendment thereto) and any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders of Senior Notes in any material respect than the original agreement as in effect on the date of this Indenture; (t) payments or loans to employees or consultants which are approved by the Board of Directors of Anvil in good faith; (u) the existence of, or the performance by Anvil or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the date of this Indenture and any similar agreement which it may enter into thereafter; provided, however, that the existence of, or the performance by Anvil or any of its Restricted Subsidiaries of obligations under any similar agreement entered into after the date of this Indenture shall only be permitted by this clause (u) to the extent that the terms of any such new agreement are not otherwise disadvantageous to the Holders of the Senior Notes in any material respect; (v) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture which are at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; (w) any employment agreement entered into by Anvil or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of Anvil or such Restricted Subsidiary (including, without limitation, any such employment agreements entered into prior to the date of this Indenture), (x) transactions between or among Anvil and/or its Wholly Owned Subsidiaries, (y) (i) the payment of customary management, consulting and advisory fees and related expenses to 399 Venture and BRS and their Affiliates not to exceed an aggregate of $750,000 per year and
(ii) payments by Anvil or any of its Restricted Subsidiaries to 399 Venture and BRS and their Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by the Board of Directors of Anvil, Holdings or such Restricted Subsidiary in good faith not to exceed an aggregate of $750,000 per year; and (z) transactions permitted by Section 4.9.

SECTION 4.15  LINE OF BUSINESS

            Anvil shall not, and shall not permit any Restricted Subsidiary to, engage in any line of business which is not the same, similar, ancillary, complementary or related to the businesses in which Anvil is engaged on the date of this Indenture.

SECTION 4.16  ADDITIONAL SUBSIDIARY GUARANTEES

            All Restricted Subsidiaries of Anvil substantially all of whose assets are located in the United States or that conduct substantially all of their business in the United States shall be Subsidiary Guarantors. In addition, Anvil shall not, and shall not permit any of the Subsidiary Guarantors to, make any Investment in any Subsidiary that is not a Subsidiary Guarantor unless either (i) such Investment is permitted by Section 4.9 or (ii) such Restricted Subsidiary executes a Subsidiary Guarantee and delivers an Opinion of Counsel in accordance with the provisions of this Indenture.

SECTION 4.17  CORPORATE EXISTENCE

            Subject to Article 5 hereof, each of Holdings and Anvil shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of each of Holdings and Anvil or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of each of Holdings and Anvil and its Subsidiaries; provided, however, that Holdings and Anvil shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their

Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Holdings and Anvil and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Senior Notes.

                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.1  MERGER, CONSOLIDATION OR SALE OF ASSETS

            Anvil shall not, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not Anvil is the surviving corporation), or directly and/or indirectly through its Restricted Subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets determined on a consolidated basis for Anvil and its Restricted Subsidiaries taken as a whole in one or more related transactions, to another corporation, Person or entity unless (i) Anvil is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than Anvil) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than Anvil) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of Anvil, under the Senior Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; (iv) Anvil or the entity or Person formed by or surviving any such consolidation or merger (if other than Anvil), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Anvil immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.10; and (v) Anvil shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee with respect to the foregoing matters; provided, however, that the requirement set forth in clause (iv) above shall not apply to a merger between Anvil and any Wholly Owned Subsidiary or to any merger between Wholly Owned Subsidiaries.

SECTION 5.2  SUCCESSOR CORPORATION SUBSTITUTED

            Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Anvil in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which Anvil is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to "Anvil" shall refer instead to the successor corporation and not to Anvil), and may exercise every right and power of Anvil under this Indenture with the same effect as if such successor Person had been named as Anvil herein; provided, however, that the predecessor of Anvil shall not be relieved from the obligation to pay the principal of and interest and Liquidated Damages on the Senior Notes except in the case of a sale of all of Anvil's assets that meets the requirements of
Section 5.1 hereof.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.1  EVENTS OF DEFAULT

            An "Event of Default" occurs if:

            (1) Anvil defaults in the payment of interest on, or Liquidated Damages with respect to, any Senior Note when the same becomes due and payable and the Default continues for a period of 30 days;

            (2) Anvil defaults in the payment of the principal of or premium, if any, on any Senior Note when the same becomes due and payable at maturity, upon redemption or otherwise;

            (3) Anvil fails to observe or perform any covenant, condition or agreement on the part of Anvil to be observed or performed pursuant to Sections 4.7, 4.8, 4.9, 4.10, 4.11 or 5.1 hereof;

            (4) Anvil fails to comply with any of its other agreements or covenants in, or provisions of, the Senior Notes or this Indenture and the Default continues for the period and after the notice specified below;

            (5) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Anvil or any of its Restricted Subsidiaries or Holdings (or the payment of which is guaranteed by Anvil or any of its Restricted Subsidiaries or Holdings), whether such Indebtedness or guarantee now exists or shall be created hereafter, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of any other such Indebtedness prior to its express maturity and, in each case, the principal amount of any other such Indebtedness, together with the principal amount of any other Indebtedness as to which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

            (6) a final judgment or final judgments for the payment of money (not fully covered by insurance) are entered by a court or courts of competent jurisdiction against Anvil or any of its Restricted Subsidiaries or Holdings and such judgment or judgments remain undischarged and unpaid for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged and unpaid judgments exceeds $3.0 million;

            (7) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, will deny or disaffirm its obligations under its Subsidiary Guarantee;

            (8) except as permitted by this Indenture, the Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or Holdings, or any Person acting on behalf of Holdings, will deny or disaffirm its obligations under the Guarantee;

            (9) Holdings, Anvil or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                  (a) commences a voluntary case,

                  (b) consents to the entry of an order for relief against it in an involuntary case,

                  (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                  (d) makes a general assignment for the benefit of its
            creditors, or

                  (e) generally is not paying its debts as they become due; or

            (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (a) is for relief against Holdings, Anvil or any Subsidiary in an involuntary case, or

                  (b) appoints a Custodian of Holdings, Anvil or any Subsidiary or for all or substantially all of the property of Anvil or any Subsidiary, or

                  (c) orders the liquidation of Holdings, Anvil or any
            Subsidiary,

                  (d) and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

            The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

            An Event of Default shall not be deemed to have occurred under clause (3), (5), (6), (7) or (8) until the Trustee shall have received written notice from Anvil or any of the Holders or unless a Responsible Officer shall have obtained actual knowledge of such Event of Default. A Default under clause
(4) is not an Event of Default until the Trustee notifies Anvil, or the Holders of at least 25% in principal amount of the then outstanding Senior Notes notify Anvil and the Trustee, of the Default and Anvil does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.2  ACCELERATION

            If an Event of Default (other than an Event of Default specified in clauses (9) and (10) of Section 6.1 relating to Holdings, Anvil, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee by notice to Anvil, or the Holders of at least 25% in principal amount of the then outstanding Senior Notes by written notice to Anvil and the Trustee may declare the unpaid principal of and any accrued interest on all the Senior Notes to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately (together with the premium referred to in Section 6.1, if applicable). If an Event of Default specified in clause (9) or (10) of
Section 6.1 relating to Holdings, Anvil, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Senior Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived. The Trustee may withhold from Holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

SECTION 6.3  OTHER REMEDIES

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Senior Notes or to enforce the performance of any provision of the Senior Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Senior Notes or does not produce any of them in the proceeding. A delay or omission by the

Trustee or any Holder of a Senior Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4  WAIVER OF PAST DEFAULTS

            Holders of not less than a majority in aggregate principal amount of the then outstanding Senior Notes by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Senior Notes (including in connection with an offer to purchase)(provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Senior Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5  CONTROL BY MAJORITY

            Holders of a majority in principal amount of the then outstanding Senior Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Senior Notes or that may involve the Trustee in personal liability.

SECTION 6.6  LIMITATION ON SUITS

            A Holder of a Senior Note may pursue a remedy with respect to this Indenture or the Senior Notes only if:

            (a) the Holder of a Senior Note gives to the Trustee written notice of a continuing Event of Default;

            (b) the Holders of at least 25% in principal amount of the then outstanding Senior Notes make a written request to the Trustee to pursue the remedy;

            (c) such Holder of a Senior Note or Holders of Senior Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

            (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Senior Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Senior Note may not use this Indenture to prejudice the rights of another Holder of a Senior Note or to obtain a preference or priority over another Holder of a Senior Note.

SECTION 6.7  RIGHTS OF HOLDERS OF SENIOR NOTES TO RECEIVE PAYMENT

            Notwithstanding any other provision of this Indenture, the right of any Holder of a Senior Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Senior Note, on or after the respective due dates expressed in the Senior Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8  COLLECTION SUIT BY TRUSTEE

            If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against Anvil for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Senior Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9  TRUSTEE MAY FILE PROOFS OF CLAIM

            The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Senior Notes allowed in any judicial proceedings relative to Anvil (or any other obligor upon the Senior Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10  PRIORITIES

            If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders of Senior Notes for amounts due and unpaid on the Senior Notes for principal and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

            Third: to Anvil or to such party as a court of competent jurisdiction shall direct.

            The Trustee may fix a record date and payment date for any payment to Holders of Senior Notes pursuant to this Section 6.10.

SECTION 6.11  UNDERTAKING FOR COSTS

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Senior Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Senior Notes.

                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.1  DUTIES OF TRUSTEE

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (b)  Except during the continuance of an Event of Default:

                   (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b)
            of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any
            action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

            (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

            (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with Anvil. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2  RIGHTS OF TRUSTEE

            (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

            (e) Unless otherwise specifically provided in this Indenture and subject to Section 7.2(b), any demand, request, direction or notice from Anvil shall be sufficient if signed by an Officer of Anvil.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

            (g) Except with respect to Section 4.1 hereof, the Trustee shall have no duty to inquire as to the performance of Anvil's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(1), 6.1(2) and 4.1 or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge.

            (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of Anvil personally or by agent or attorney.

SECTION 7.3  INDIVIDUAL RIGHTS OF TRUSTEE

            The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Notes and may otherwise deal with Anvil or any Affiliate of Anvil with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4  TRUSTEE'S DISCLAIMER

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Senior Notes, it shall not be accountable for Anvil's use of the proceeds from the Senior Notes or any money paid to Anvil or upon Anvil's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Senior Notes or any other document in connection with the sale of the Senior Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5  NOTICE OF DEFAULTS

            If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Senior Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Senior Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Senior Notes.

SECTION 7.6  REPORTS BY TRUSTEE TO HOLDERS OF THE SENIOR NOTES

            Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Senior Notes remain outstanding, the Trustee shall mail to the Holders of the Senior Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

            A copy of each report at the time of its mailing to the Holders of Senior Notes shall be mailed to Anvil and filed with the Commission and each stock exchange on which the Senior Notes are listed in accordance with TIA ss. 313(d). Anvil shall promptly notify the Trustee when the Senior Notes are listed on any stock exchange.

SECTION 7.7  COMPENSATION AND INDEMNITY

            Anvil shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Anvil shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            Anvil shall indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable attorneys' fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against Anvil (including this Section 7.7) and defending itself against any claim (whether asserted by Anvil or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify Anvil promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify Anvil shall not relieve Anvil of its obligations hereunder. Anvil shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and Anvil shall pay the reasonable fees and expenses of such counsel. Anvil need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

            The obligations of Anvil under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

            To secure Anvil's payment obligations in this Section, the Trustee shall have a Lien prior to the Senior Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Senior Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.1(9) or 6.1(10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

            The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.8  REPLACEMENT OF TRUSTEE

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

            The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying Anvil. The Holders of Senior Notes of a majority in principal amount of the then outstanding Senior Notes may remove the Trustee by so notifying the Trustee and Anvil in writing. Anvil may remove the Trustee if:

            (a) the Trustee fails to comply with Section 7.10 hereof;

            (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (c) a Custodian or public officer takes charge of the Trustee or its property; or

            (d) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, Anvil shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Senior Notes may appoint a successor Trustee to replace the successor Trustee appointed by Anvil.

            If a successor Trustee does not take office within 60 days after the retiring Trustee notifies Anvil of its resignation is removed, the retiring Trustee, Anvil, or the Holders of Senior Notes of at least 10% in principal amount of the then outstanding Senior Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee, after written request by any Holder of a Senior Note who has been a Holder of a Senior Note for at least six months, fails to comply with Section 7.10, such Holder of a Senior Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Anvil. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Senior Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, Anvil's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9  SUCCESSOR TRUSTEE BY MERGER, ETC.

            If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10  ELIGIBILITY; DISQUALIFICATION

            There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

SECTION 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST ANVIL

            The Trustee is subject to TIA ss.311(a), excluding any creditor relationship listed in TIA ss.311(b). A Trustee who has resigned or been removed shall be subject to TIA ss.311(a) to the extent indicated therein.

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE

            Anvil may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Senior Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.2  LEGAL DEFEASANCE AND DISCHARGE

            Upon Anvil's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, Anvil shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Senior Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that Anvil shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Senior Notes and this Indenture (and the Trustee, on demand of and at the expense of Anvil, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Senior Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such

Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Senior Notes when such payments are due, (b) Anvil's obligations with respect to such Senior Notes under Article 2 and
Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and Anvil's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, Anvil may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION 8.3  COVENANT DEFEASANCE

            Upon Anvil's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, Anvil shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13,
4.14 and 4.15 hereof with respect to the outstanding Senior Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Senior Notes, Anvil may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Senior Notes shall be unaffected thereby. In addition, upon Anvil's exercise under Section 8.1 hereof of the option applicable to this
Section 8.3 hereof, subject to the satisfaction of the conditions set forth in
Section 8.4 hereof, Sections 6.1(5) through 6.1(8) hereof shall not constitute Events of Default.

SECTION 8.4  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

            The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Senior Notes:

            In order to exercise either Legal Defeasance or Covenant Defeasance:

            (a) Anvil must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Senior Notes on the stated maturity date for payment thereof or on the applicable redemption date, as the case may be, and Anvil must specify whether the Senior Notes are being defeased to maturity or to a particular redemption date;

            (b) in the case of an election under Section 8.2 hereof, Anvil shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) Anvil has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (c) in the case of an election under Section 8.3 hereof, Anvil shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Senior Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.1(9) or 6.1(10) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

            (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which Anvil or any of its Subsidiaries is a party or by which Anvil or any of its Subsidiaries is bound, including, without limitation, the New Credit Agreement;

            (f) Anvil shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

            (g) Anvil shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by Anvil with the intent of preferring the Holders over any other creditors of Anvil or with the intent of defeating, hindering, delaying or defrauding any other creditors of Anvil; and

            (h) Anvil shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.5 DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS

            Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Senior Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent (including Anvil acting as Paying Agent) as the Trustee may determine, to the Holders of such Senior Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            Anvil shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof.

            Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to Anvil from time to time upon the request of Anvil any money or non-callable Government Securities held by it as provided in
Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.6  REPAYMENT TO ANVIL

            Any money deposited with the Trustee or any Paying Agent, or then held by Anvil, in trust for the payment of the principal of, premium, if any, Liquidated Damages or interest on any Senior Note and remaining unclaimed for two years after such principal, and premium, if any, Liquidated Damages, if any, or interest has become due and payable shall be paid to Anvil on its request or (if then held by Anvil) shall be discharged from such trust; and the Holder of such Senior Note shall thereafter, as a creditor, look only to Anvil for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of Anvil as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of Anvil cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to Anvil.

SECTION 8.7  REINSTATEMENT

            If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.2 or
8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then Anvil's obligations under this Indenture and the Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if Anvil makes any payment of principal of, premium, if any, or interest on any Senior Note following the reinstatement of its obligations, Anvil shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1  WITHOUT CONSENT OF HOLDERS OF SENIOR NOTES

            Notwithstanding Section 9.2 of this Indenture, Anvil and the Trustee may amend or supplement this Indenture or the Senior Notes without the consent of any Holder of a Senior Note:

            (a)  to cure any ambiguity, defect or inconsistency;

            (b) to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes;

            (c) to provide for the assumption of Anvil's obligations to the Holders of the Senior Notes in the case of a merger or consolidation pursuant to Article Five hereof;

            (d) to provide for additional Subsidiary Guarantors as set forth in
      Section 4.15;

            (e) to make any change that would provide any additional rights or benefits to the Holders of the Senior Notes or that does not adversely affect the legal rights hereunder of any Holder of the Senior Notes; or

            (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

            Upon the request of Anvil accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.2 hereof, the Trustee shall join with Anvil in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.2  WITH CONSENT OF HOLDERS OF SENIOR NOTES

            Except as provided below in this Section 9.2, Anvil and the Trustee may amend or supplement this Indenture (including Sections 4.7 and 4.8 hereof) and the Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Senior Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Senior Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes).

            Upon the request of Anvil accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Senior Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with Anvil in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

            It shall not be necessary for the consent of the Holders of Senior Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section becomes effective, Anvil shall mail to the Holders of Senior Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of Anvil to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Senior Notes then outstanding may waive compliance in a particular instance by Anvil with any provision of this Indenture or the Senior Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Senior Notes held by a non-consenting Holder):

            (a) reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver;

            (b) reduce the principal of or change the fixed maturity of any Senior Note or alter or waive any of the provisions with respect to the redemption of the Senior Notes, except as provided above with respect to Sections 4.7 and 4.8 hereof;

            (c) reduce the rate of or change the time for payment of interest, including default interest, on any Senior Note;

            (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Senior Notes (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Notes and a waiver of the payment default that resulted from such acceleration);

            (e) make any Senior Note payable in money other than that stated in the Senior Notes;

            (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Senior Notes to receive payments of principal of, premium or Liquidated Damages, if any, or interest on the Senior Notes;

            (g)  waive a redemption payment with respect to any Senior Note; or

            (h) make any change in Section 6.4 or 6.7 hereof or in the foregoing amendment and waiver provisions.

SECTION 9.3  COMPLIANCE WITH TRUST INDENTURE ACT

            Every amendment or supplement to this Indenture or the Senior Notes shall be set forth in an amended or supplemental Indenture that complies with the Trust Indenture Act as then in effect.

SECTION 9.4  REVOCATION AND EFFECT OF CONSENTS

            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Note is a continuing consent by the Holder of a Senior Note and every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same debt as the consenting Holder's Senior Note, even if notation of the consent is not made on any Senior Note. However, any such Holder of a Senior Note or subsequent Holder of a Senior Note may revoke the consent as to its Senior Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.5  NOTATION ON OR EXCHANGE OF SENIOR NOTES

            The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Senior Note thereafter authenticated. Anvil in exchange for all Senior Notes may issue and the Trustee shall authenticate new Senior Notes that reflect the amendment, supplement or waiver.

            Failure to make the appropriate notation or issue a new Senior Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6  TRUSTEE TO SIGN AMENDMENTS, ETC.

            The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Anvil may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10
                               HOLDINGS GUARANTEE

SECTION 10.1  HOLDINGS GUARANTEE

            Subject to the provisions of this Article 10, Holdings hereby unconditionally guarantees on a senior unsecured basis to each Holder of a Senior Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) the principal of, and premium, if any, and interest and Liquidated Damages on the Senior Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Senior Notes and all other obligations of Anvil to the Holders or the Trustee hereunder or under the Senior Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (b) in case of any extension of time of payment or renewal of any Senior Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or failing performance of any other obligation of Anvil to the Holders, for whatever reason, Holdings shall be obligated to pay, or to perform or to cause the performance of, the same immediately. An Event of Default under this Indenture or the Senior Notes shall constitute an event of default under this Guarantee, and shall entitle the Trustee or the Holders of Senior Notes to accelerate the obligations of Holdings hereunder in the same manner and to the same extent as the obligations of Anvil. Holdings hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Notes with respect to any thereof, the entry of any judgment against Anvil, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Holdings. Holdings hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or Anvil (each, a "Benefitted Party") to proceed against Anvil, the Subsidiaries or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party's power before proceeding against Holdings; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of Holdings, Anvil, the Subsidiaries, any Benefitted Party, any creditor of Holdings, Anvil or the Subsidiaries or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against Holdings for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. Holdings hereby covenants that the Guarantee shall not be discharged except by payment in full of all principal, premium, if any, and interest on the Senior Notes and all other costs provided for under this Indenture, or as provided in Section 8.1.

            If any Holder or the Trustee is required by any court or otherwise to return to either Anvil or Holdings or any Subsidiary Guarantor, or any trustee or similar official acting in relation to any of Anvil or Holdings or any Subsidiary Guarantor, any amount paid by Anvil or Holdings or any Subsidiary Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Holdings agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Holdings agrees that, as between it, on the one hand, and the Holders of Senior Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by Holdings for the purpose of the Guarantee.

SECTION 10.2  EXECUTION AND DELIVERY OF HOLDINGS GUARANTEE

            To evidence the Guarantee set forth in Section 10.1 hereof, Holdings agrees that a notation of the Guarantee in substantially the form included as Exhibit C hereto shall be endorsed on each Senior Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of Holdings by the Chairman of the Board, any Vice Chairman, the President or one of the Vice Presidents of Holdings, under a facsimile of its seal reproduced on this Indenture and attested to by an Officer other than the Officer executing this Indenture.

            Holdings agrees that the Guarantee set forth in this Article 10 will remain in full force and effect and apply to all the Senior Notes notwithstanding any failure to endorse on each Senior Note a notation of the Guarantee.

            If an Officer whose facsimile signature is on a Senior Note no longer holds that office at the time the Trustee authenticates the Senior Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

            The delivery of any Senior Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of Holdings.

SECTION 10.3  LIMITATION ON GUARANTOR'S ACTIVITY

            Holdings will engage in no businesses other than holding the capital stock of Anvil and other Persons engaged in the same, similar, ancillary, complementary or related business to the business in which Anvil is engaged and other activities incidental thereto, including financing activities for the benefit of Anvil and such Persons.

                                   ARTICLE 11
                              SUBSIDIARY GUARANTEES

SECTION 11.1  SUBSIDIARY GUARANTEES

            Subject to the provisions of this Article 11, each Subsidiary Guarantor, jointly and severally, hereby unconditionally guarantees to each Holder of a Senior Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) the principal of, and premium, if any, and interest and Liquidated Damages on the Senior Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Senior Notes and all other obligations of Anvil to the Holders or the Trustee hereunder or under the Senior Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (b) in case of any extension of time of payment or renewal of any Senior Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or failing performance of any other obligation of Anvil to the Holders, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or to cause the performance of, the same immediately. An Event of Default under this Indenture or the Senior Notes shall constitute an event of default under this Subsidiary Guarantee, and shall entitle the Trustee or the Holders of Senior Notes to accelerate the obligations of each Subsidiary Guarantor hereunder in the same manner and to the same extent as the obligations of Anvil. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Notes with respect to any thereof, the entry of any judgment against Anvil, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Subsidiary Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or Anvil (each, a "Benefitted Party") to proceed against Anvil, the Subsidiaries or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Subsidiary Guarantors; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Subsidiary Guarantors, Anvil, the Subsidiaries, any Benefitted Party, any creditor of the Subsidiary Guarantors, Anvil or the Subsidiaries or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against the Subsidiary Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Subsidiary Guarantors hereby covenant that the Subsidiary Guarantees shall not be discharged except by payment in full of all principal, premium, if any, and interest on the Senior Notes and all other costs provided for under this Indenture, or as provided in Section 8.1.

            If any Holder or the Trustee is required by any court or otherwise to return to either Anvil, Holdings or the Subsidiary Guarantors, or any trustee or similar official acting in relation to either Anvil, Holdings or the Subsidiary Guarantors, any amount paid by Anvil, Holdings or the Subsidiary Guarantors to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Subsidiary Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders of Senior Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purpose of the Subsidiary Guarantee.

SECTION 11.2  EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES

            To evidence the Subsidiary Guarantees set forth in Section 11.1 hereof, each of the Subsidiary Guarantors agrees that a notation of the Subsidiary Guarantees substantially in the form included as Exhibit D hereto shall be endorsed on each Senior Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Subsidiary Guarantors by the Chairman of the Board, any Vice Chairman, the President or one of the Vice Presidents of the Subsidiary Guarantors, under a facsimile of its seal reproduced on this Indenture and attested to by an Officer other than the Officer executing this Indenture.

            Each of the Subsidiary Guarantors agree that the Subsidiary Guarantees set forth in this Article 11 will remain in full force and effect and apply to all the Senior Notes notwithstanding any failure to endorse on each Senior Note a notation of the Subsidiary Guarantees.

            If an Officer whose facsimile signature is on a Senior Note no longer holds that office at the time the Trustee authenticates the Senior Note on which the Subsidiary Guarantees are endorsed, the Subsidiary Guarantees shall be valid nevertheless.

            The delivery of any Senior Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in this Indenture on behalf of the Subsidiary Guarantors.

SECTION 11.3  SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS

            (a) Nothing contained in this Indenture or in the Senior Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into Anvil or another Subsidiary Guarantor, or shall prevent the transfer of all or substantially all of the assets of a Subsidiary Guarantor to Anvil or another Subsidiary Guarantor. Upon any such consolidation, merger, transfer or sale, the Subsidiary Guarantee of such Subsidiary Guarantor shall no longer have any force or effect.

            (b) Each Subsidiary Guarantor shall not, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not such Subsidiary

Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity other than Anvil or another Subsidiary Guarantor unless (i) subject to the provisions of Section 11.4 hereof, the entity or Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and this Indenture pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee; (ii) immediately after such transaction no Default or Event of Default exists; (iii) such Subsidiary Guarantor or the entity or Person formed by or surviving any such consolidation or merger (if other than Subsidiary Guarantor), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.10; and (iv) such Subsidiary Guarantor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or disposition and such supplemental indenture, if any, comply with this Indenture and that such supplemental indenture is enforceable. In case of any such consolidation, merger or transfer of assets and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantees endorsed upon the Senior Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor corporation shall succeed to and be substituted for such Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Senior Notes issuable hereunder which theretofore shall not have been signed by Anvil and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

            (c) The Trustee, subject to the provisions of Section 11.4 hereof, shall be entitled to receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption of Obligations, comply with the provisions of this
Section 11.3. Such Officers' Certificate and Opinion of Counsel shall comply with the provisions of Section 12.5 hereof.

SECTION 11.4  RELEASES FOLLOWING SALE OF ASSETS

            In the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all (or substantially all) of the Capital Stock of any Subsidiary Guarantor, which sale or other disposition otherwise complies with the terms of this Indenture, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all or substantially all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released from and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.8 hereof. Upon delivery by Anvil to the Trustee of an Officer's Certificate and Opinion of Counsel, to the effect that such sale or other disposition was made by Anvil in accordance with the provisions of this Indenture, including without limitation Section 4.8 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee. Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Senior Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 11.

SECTION 11.5  LIMITATION OF SUBSIDIARY GUARANTOR'S LIABILITY

            Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under this Article 11 shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 11, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee of such Subsidiary Guarantor not constituting a fraudulent transfer or conveyance.

SECTION 11.6 APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE SUBSIDIARY GUARANTORS

            (a) For purposes of any provision of this Indenture which provides for the delivery by any Subsidiary Guarantor of an Officers' Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.1 shall apply to such Subsidiary Guarantor as if references therein to Anvil were references to such Subsidiary Guarantor.

            (b) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Guarantor, shall be sufficient if evidenced as described in Section 12.2 as if references therein to Anvil were references to such Subsidiary Guarantor.

            (c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Senior Notes to or on any Subsidiary Guarantor may be given or served as described in Section 12.2 as if references therein to Anvil were references to such Subsidiary Guarantor.

            (d) Upon any demand, request or application by any Subsidiary Guarantor to the Trustee to take any action under this Indenture, such Subsidiary Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 12.4 hereof as if all references therein to Anvil were references to such Subsidiary Guarantor.

                                   ARTICLE 12
                                  MISCELLANEOUS

SECTION 12.1  TRUST INDENTURE ACT CONTROLS

            If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

SECTION 12.2  NOTICES

            Any notice or communication by Anvil or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

            If to Anvil, Holdings or the Subsidiary Guarantors:

            Anvil Knitwear, Inc.
            228 East 45th Street
            New York, New York 10017
            Attention:  Jacob Hollander
            Telephone No.:  (212) 476-0352
            Telecopier No.:  (212) 885-9411

            If to the Trustee:

            United States Trust Company of New York
            114 West 47th Street, 25th Floor
            New York, New York  10036
            Attention:  Corporate Trust Administration
            Telephone No.:  (212) 852-1676
            Telecopier No.: (212) 852-1626

            Anvil or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

            If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            If Anvil mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.3 COMMUNICATION BY HOLDERS OF SENIOR NOTES WITH OTHER HOLDERS OF SENIOR NOTES

            Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Senior Notes. Anvil, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 12.4  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

            Upon any request or application by Anvil to the Trustee to take any action under this Indenture, Anvil, upon request, shall furnish to the Trustee:

            (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.5  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

            (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.6  RULES BY TRUSTEE AND AGENTS

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.7  NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
                EMPLOYEES AND STOCKHOLDERS

            No past, present or future director, officer, employee, incorporator or stockholder of Anvil, as such, shall have any liability for any obligations of Anvil under the Senior Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes.

SECTION 12.8  GOVERNING LAW

            THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SENIOR NOTES, THE GUARANTEE AND THE SUBSIDIARY GUARANTEES, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

SECTION 12.9  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

            This Indenture may not be used to interpret any other indenture, loan or debt agreement of Anvil or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10  SUCCESSORS

            All agreements of Anvil in this Indenture and the Senior Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11  SEVERABILITY

            In case any provision in this Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12  COUNTERPART ORIGINALS

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13  TABLE OF CONTENTS, HEADINGS, ETC.

            The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, as of the date first written above.

                                       ANVIL KNITWEAR, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       ANVIL HOLDINGS, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       COTTONTOPS, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       UNITED STATES TRUST COMPANY
                                            OF NEW YORK


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                       Exhibit A

                             (Face of Senior Note)

      [Unless and until it is exchanged in whole or in part for Senior Notes in definitive form, this Senior Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of [The Depository Trust Company (55 Water Street, New York, New York) ("DTC")], to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [Cede & Co.] or such other name as may be requested by an authorized representative of DTC (and any payment is made to [Cede & Co.] or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, [Cede & Co.], has an interest herein.(1/)

      THE SENIOR NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SENIOR NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SENIOR NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE SENIOR NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF ANVIL THAT (A) SUCH SENIOR NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
(1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF ANVIL SO REQUESTS), (2) TO ANVIL OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY

----------------
1. This paragraph should be included only if the Senior Note is issued in global form.

PURCHASER OF THE SENIOR NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE.

                      10-7/8% [Series A] [Series B] Senior
                                 Notes due 2007

                              ANVIL KNITWEAR, INC.

CUSIP No.                  [AI GLOBAL SENIOR NOTE](2)

No.                                                                 $___________

            ANVIL KNITWEAR, INC. promises to pay to ____________________________ _____________________________ or registered assigns, the principal sum of
___________________________ Dollars on March 15, 2007.

            Interest Payment Dates: March 15 and September 15

            Record Dates: March 1 and September 1

            Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisons shall for all purposes have the same effect as if set forth at this place.

                                       Dated:

                                       ANVIL KNITWEAR, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

Certificate of Authentication:
This is one of the Senior Notes
referred to in the within-mentioned Indenture:
UNITED STATES TRUST COMPANY

----------
2. This should be included only if the Global Senior Note is the AI Global Senior Note.

OF NEW YORK, as Trustee


By:
   --------------------------------
         Authorized Signatory
Dated:

                              (Back of Senior Note)

                      10-7/8% [Series A] [Series B] Senior
                                 Notes due 2007

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            1. Interest. Anvil Knitwear, Inc., a Delaware corporation ("Anvil") promises to pay interest on the principal amount of this Senior Note at 10-7/8% per annum from March 14, 1997 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. Anvil will pay interest and Liquidated Damages semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Senior Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be September 15, 1997. Anvil shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            2. Method of Payment. Anvil will pay interest on the Senior Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Senior Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Senior Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Senior Notes will be payable as to principal, premium, interest and Liquidated Damages at the office or agency of Anvil maintained for such purpose within the City and State of New York, or, at the option of Anvil, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, and Liquidated Damages on, all Global Senior Notes and all other Senior Notes the Holders of which shall have provided wire transfer instructions to Anvil or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            3. Paying Agent and Registrar. Initially, the Trustee under the Indenture, will act as Paying Agent and Registrar. Anvil may change any Paying Agent or Registrar without notice to any Holder. Anvil or any of its Subsidiaries may act in any such capacity.

            4. Indenture. Anvil issued the Senior Notes under an Indenture dated as of March 14, 1997 ("Indenture") among Anvil, Anvil Holdings, Inc., Cottontops, Inc. and the other Subsidiary Guarantors (as defined therein) and the Trustee. The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Senior Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Senior Notes are unsecured obligations of Anvil limited to $130.0 million in aggregate principal amount.

            5. Optional Redemption.

            (a) Except as set forth in clause 5(b) of this Senior Note, the Senior Notes will not be redeemable at Anvil's option prior to March 15, 2002. Thereafter, the Senior Notes will be subject to redemption for cash at the option of Anvil, in whole or in part, upon not less than 30 nor more than 60 days' notice, to each holder of Senior Notes to be redeemed at the following redemption prices (expressed as percentages of principal amount thereof), if redeemed during the twelve-month period beginning on March 15 of each of the years indicated below, in each case together with any accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date:

Year                                          Percentage
----                                          ----------
2002.......................................... 105.438%
2003.......................................... 103.625%
2004 ......................................... 101.813%
2005 and thereafter........................... 100.000%

            (b) Notwithstanding the provisions of clause 5(a) of this Senior Note, at any time on or before March 15, 2000, Anvil may (but will not have the obligation to) redeem for cash up to 40% of the original aggregate principal amount of the Senior Notes at a redemption price of 110% of the principal amount thereof, in each case plus any accrued and unpaid interest and Liquidated Damages thereon to the redemption date, with the net proceeds of a Public Equity Offering; provided that at least 60% of the original aggregate principal amount of the Senior Notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption will occur within 60 days of the date of the closing of such Public Equity Offering.

            (c) Notices of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Notes are to be redeemed at its registered address. Senior Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Senior Notes held by a Holder are to be redeemed. Unless Anvil defaults in making such redemption payment, on and after the redemption date interest ceases to accrue on Senior Notes or portions thereof called for redemption.

            6. Mandatory Redemption.

            Anvil shall not be required to make any mandatory redemption, purchase or sinking fund payments with respect to the Senior Notes prior to the maturity date.

            7. Repurchase at Option of Holder.

            (a) Upon the occurrence of a Change of Control, each Holder of Senior Notes will have the right to require Anvil to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, Anvil will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Notes pursuant to the procedures required by the Indenture and described in such notice. Anvil will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control.

            On the Change of Control Purchase Date, Anvil will, to the extent lawful, (1) accept for payment all Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Notes or portions thereof being purchased by Anvil. The Paying Agent will promptly mail to each Holder of Senior Notes so tendered the Change of Control Payment for such Senior Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; provided that each such new Senior Note will be in a principal amount of $1,000 or an integral multiple thereof. Anvil will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date.

            (b) Anvil will not, and will not permit any of its Restricted Subsidiaries to, engage in an Asset Sale in excess of $1.0 million unless (i) Anvil (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value, and in the case of a lease of assets, a lease providing for rent and other conditions which are no less favorable to Anvil (or the Restricted Subsidiary, as the case may be) in any material respect than the then prevailing market conditions (evidenced in each case by a resolution of the Board of Directors of such entity set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests sold or otherwise disposed of, and
(ii) at least 80% (100% in the case of lease payments) of the consideration therefor received by Anvil or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on Anvil's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto, excluding contingent liabilities and trade payables), of Anvil or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Senior Notes, or any guarantee thereof) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by Anvil or any such Restricted Subsidiary from such transferee that are promptly, but in no event more than 30 days after receipt, converted by Anvil or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

            Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Anvil may apply such Net Proceeds (a) to reduce permanently long-term Indebtedness of a Restricted Subsidiary, (b) to reduce permanently Indebtedness (and, in the case of revolving Indebtedness, to reduce permanently the commitments) under the New Credit Agreement, or (c) to an investment in another business, the making of a capital expenditure or the acquisition of other tangible assets, in each case, in the same or a similar line of business as Anvil was engaged in on the date of the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding sentence of this paragraph will be deemed to constitute "Excess Proceeds." On the earlier of
(i) the 366th day after an Asset Sale or (ii) such date as the Board of Anvil or the Restricted Subsidiary determines not to apply the Net Proceeds relating to such Asset Sale in the manner set forth in (a), (b) or (c), if the aggregate amount of Excess Proceeds exceeds $5.0 million, Anvil will be required to make an offer to all Holders of Senior Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Senior Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Anvil may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Senior Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

            8. Denominations, Transfer, Exchange. The Senior Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Notes may be registered and Senior Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Anvil may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Anvil need not exchange or register the transfer of any Senior Note or portion of a Senior Note selected for redemption, except for the unredeemed portion of any Senior Note being redeemed in part. Also, it need not exchange or register the transfer of any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

            9. Persons Deemed Owners. The registered Holder of a Senior Note may be treated as its owner for all purposes.

            10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Senior Notes), and any existing default or compliance with any provision of the Indenture or the Senior Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes. Without the consent of any Holder of a Senior Note, the Indenture or the Senior Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to provide for the assumption of Anvil's obligations to Holders of the Senior Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Senior Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

            11. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Senior Notes; (ii) default in payment when due of the principal of or premium, if any, on the Senior Notes; (iii) failure by Anvil to comply with Section 4.7, 4.8, 4.9, 4.10, 4.11 or 5.1 of the Indenture; (iv) failure by Anvil for 60 days after notice to comply with any of its other agreements in the Indenture or the Senior Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Anvil or any of its Restricted Subsidiaries or Holdings (or the payment of which is guaranteed by Anvil or any of its Restricted Subsidiaries or Holdings) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by Anvil or any of its Restricted Subsidiaries or Holdings to pay final judgments aggregating in excess of $3.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Subsidiary Guarantee will be held in any judicial proceeding to be unenforceable or invalid or will cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, will deny or disaffirm its obligations under the Subsidiary Guarantee; (viii) the Guarantee will be held in any judicial proceeding to be unenforceable or invalid or will cease for any reason to be in full force and effect or Holdings, or any Person acting on behalf of Holdings, will deny or disaffirm its obligations under the Guarantee and (ix) certain events of bankruptcy or insolvency with respect to Holdings, Anvil or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Holdings, Anvil, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Senior Notes will become due and payable without further action or notice. Holders of the Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Senior Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, premium and Liquidated Damages, if any, on the Senior Notes. Anvil is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and Anvil is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

            12. Trustee Dealings with Anvil. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Anvil or its Affiliates, and may otherwise deal with Anvil or its Affiliates, as if it were not the Trustee.

            13. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of Anvil, as such, shall not have any liability for any obligations of Anvil under the Senior Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Notes.

            14. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS EXCHANGE DEBENTURE, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

            15. Authentication. This Senior Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            17. Additional Rights of Holders of Transfer Restricted Senior Notes. In addition to the rights provided to Holders of Senior Notes under the Indenture, Holders of Transferred Restricted Senior Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, between Anvil, Holdings, Cottontops, Inc. and the parties named on the signature pages thereof (the "Registration Rights Agreement").

            18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Anvil has caused CUSIP numbers to be printed on the Senior Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            Anvil will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

            Anvil Knitwear, Inc.
            228 East 45th Street
            New York, New York 10017
            Attention:  Jacob Hollander
            Telephone No.:  (212) 476-0352
            Telecopier No.:  (212) 885-9411

                 SCHEDULE OF CHANGES IN PRINCIPAL AMOUNT OF NOTE

            The following changes in the principal amount of this Global Senior Note have been recorded:

                                                                           Principal Amount of this
                        Amount of decrease in    Amount of increase in        Global Senior Note         Signature of
                         Principal Amopunt of     Principal Amopunt of     following such decrease    authorized officer of
Date of Transaction    this Global Senior Note  this Global Senior Note         (or increase)                Trustee
-------------------    -----------------------  -----------------------    -------------------------  ---------------------


                                 ASSIGNMENT FORM

For value received, I or we assign and transfer this Senior Note to

_______________________________________________________________

_______________________________________________________________
(Print or type name, address and zip code of assignee)

_______________________________________________________________
(Insert Social Security or other identifying number of assignee)

and irrevocably appoint ________________________ agent to transfer this Senior Note on the books of Anvil. The agent may substitute another to act for him.

        In connection with any transfer of this Senior Note occurring prior to March 14, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

                                   [Check One]

|_|(a) this Senior Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

                                       or

|_|(b) this Senior Note is being transferred other than in accordance with (a) above and documents and, if required by the Trustee or Anvil, legal opinions are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.14 of the Indenture shall have been satisfied.

Date: __________________________


                               Your Signature:
                                                ---------------------
                                  (Sign exactly as your name appears on the face of this Senior Note)

Signature Guarantee

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

      The undersigned represents and warrants that it is purchasing this Senior Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding Anvil as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: _______________________
                                        -----------------------------
                               NOTICE:   To be executed by
                                         an executive officer

                       Option of Holder to Elect Purchase

      If you want to elect to have this Senior Note purchased by Anvil pursuant to Section 4.7 or 4.8 of the Indenture, check the box below:

             Section 4.7       Section 4.8

      If you want to elect to have only part of the Senior Note purchased by Anvil pursuant to Section 4.7 or Section 4.8 of the Indenture, state the amount you elect to have purchased: $__________________


Date:____________________   Your Signature:
                                           -------------------------------------
                  (Sign exactly as your name appears on the Senior Note)

                      Tax Identification No.:___________________________________

Signature Guarantee.

                                                                       Exhibit B

            FORM OF LETTER TO BE DELIVERED BY ACCREDITED INSTITUTIONS

      We are delivering this letter in connection with an offering of 10-7/8% Senior Notes due 2007 (the "Senior Notes") of Anvil Knitwear, Inc., a Delaware corporation ("Anvil"), all as described in the Offering Memorandum (the "Offering Memorandum") relating to such offering. Anvil is a wholly owned subsidiary of Anvil Holdings, Inc, a Delaware corporation ("Holdings").

      We hereby confirm that:

            (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor");

            (ii) any purchase of Senior Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors;

            (iii) n the event that we purchase any Senior Notes, we will acquire Senior Notes having a minimum purchase price of at least $100,000 for our own account and for each separate account for which we are acting;

            (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Senior Notes;

            (v) we are not acquiring Senior Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

            (vi) we have received a copy of the Offering Memorandum and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of Anvil and Anvil Holdings, Inc. and receive answers thereto, as we deem necessary in connection with our decision to purchase Senior Notes.

      We understand that the Senior Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Senior Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any notes, that such Senior Notes may be offered, resold, pledged or otherwise transferred only (i) to a person whom we reasonably believe to be a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act (and based upon an opinion of counsel if Anvil so requests), (ii) to Anvil or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar and transfer agent will not be required to accept for registration of transfer any Senior Notes, except upon presentation of evidence satisfactory to Anvil that the foregoing restrictions on transfer have been complied with. We further understand that the Senior Notes purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph.

      We acknowledge that you, Anvil, Holdings and others will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

      THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.


                                       -------------------------------------
                                           (Name of Purchaser)


                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:


                                       Address:

                                                                       Exhibit C

                                    GUARANTEE

      Anvil Holdings, Inc., a Delaware corporation ("Holdings"), which term includes any successors or assigns under the Indenture (the "Indenture") hereby irrevocably and unconditionally guarantees (i) the due and punctual payment of the principal of, premium, if any, and interest and Liquidated Damages on the 10-7/8% Senior Notes due 2007 (the "Senior Notes") of Anvil Knitwear, Inc., a Delaware corporation ("Anvil"), whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, and premium if any, and (to the extent permitted by law) interest on any interest, if any, on the Senior Notes, and the due and punctual performance of all other obligations of Anvil, to the Holders or the Trustee all in accordance with the terms set forth in Article 10 of the Indenture, (ii) in case of any extension of time of payment or renewal of any Senior Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Guarantee.

      The obligations of Holdings to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

      No stockholder, officer, director or incorporator, as such, past, present or future of Holdings shall have any liability under this Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

      This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon Holdings and its successors and assigns until full and final payment of all of Anvil's obligations under the Senior Notes and Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

      This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Senior Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

      THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

      THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS GUARANTEE, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

      Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Dated as of _________________          ANVIL HOLDINGS, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

ATTEST:
       -------------------------

                                                                       Exhibit D

                              SUBSIDIARY GUARANTEE

      The Subsidiary Guarantor(s) listed below (hereinafter referred to as the "Subsidiary Guarantors," which term includes any successors or assigns under the Indenture (the "Indenture") and any additional Subsidiary Guarantors), hereby irrevocably and unconditionally guarantee (i) the due and punctual payment of the principal of, premium, if any, and interest and Liquidated Damages on the 10-7/8% Senior Notes due 2007 (the "Senior Notes") of Anvil Knitwear, Inc., a Delaware corporation, whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, and premium if any, and (to the extent permitted by law) interest on any interest, if any, on the Senior Notes, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article 11 of the Indenture, (ii) in case of any extension of time of payment or renewal of any Senior Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Subsidiary Guarantee.

      The obligations of each Subsidiary Guarantor to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

      No stockholder, officer, director or incorporator, as such, past, present or future of each Subsidiary Guarantor shall have any liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

      This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Senior Notes and Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

      This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Senior Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

      The Obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

      THE TERMS OF ARTICLE 11 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

      THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS GUARANTEE, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

      Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Dated as of _______________________
                                       [Subsidiary Guarantor]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

ATTEST:
       ----------------------------

                             CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                            Indenture Section
---------------                                          -----------------

310(a)(1)   ................................................ 7.10
   (a)(2)   ................................................ 7.10
   (a)(3)   ................................................ N.A.
   (a)(4)   ................................................ N.A.
   (b)      ................................................ 7.8; 7.10; 12.2
   (c)      ................................................ N.A.
311(a)      ................................................ 7.11
   (b)      ................................................ 7.11
   (c)      ................................................ N.A.
312(a)      ................................................ 2.5
   (b)      ................................................ 12.3
   (c)      ................................................ 12.3
313(a)      ................................................ 7.6
   (b)(1)   ................................................ N.A.
   (b)(2)          ......................................... 7.6
   (c)             ......................................... 7.6; 12.2
   (d)             ......................................... 7.6
314(a)             ......................................... 4.9; 12.2
   (b)             ......................................... N.A.
   (c)(1)          ......................................... 12.4
   (c)(2)          ......................................... 7.2; 12.4
   (c)(3)          ......................................... N.A.
   (d)             ......................................... N.A.
   (e)             ......................................... 12.5
   (f)             ......................................... N.A.
315(a)             ......................................... 7.1(2)
   (b)             ......................................... 7.5; 12.2
   (c)             ......................................... 7.1(1)
   (d)             ......................................... 7.1(3)
   (e)             ......................................... 6.11
316(a)(last sentence) ...................................... 2.9
   (a)(1)(A) ............................................... 6.5
   (a)(1)(B) ............................................... 6.4
   (a)(2)    ............................................... N.A.
   (b)       ............................................... 6.7
317(a)(1)    ............................................... 6.8
   (a)(2)    ............................................... 6.9
   (b)       ............................................... 2.4
318(a)       ............................................... 12.1

----------
N.A. means not applicable.
*  This Cross-Reference is not part of the Indenture.

                                                                  EXECUTION COPY

================================================================================

                              ANVIL KNITWEAR, INC.,

                                    as Issuer

                                       and

                              ANVIL HOLDINGS, INC.,

                                  as Guarantor

                                       and

                                COTTONTOPS, INC.,

                            as a Subsidiary Guarantor

                                       and

                         The Other Subsidiary Guarantors


                                  $130,000,000

                          10-7/8% Senior Notes due 2007

                                 ---------------


                                    INDENTURE


                           Dated as of March 14, 1997


                                 ---------------


                    UNITED STATES TRUST COMPANY OF NEW YORK,

                                   as Trustee


================================================================================

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE..............................  1
      SECTION 1.1  DEFINITIONS.............................................  1
      SECTION 1.2  OTHER DEFINITIONS....................................... 18
      SECTION 1.3  INCORPORATION BY REFERENCE OF TRUST
                      INDENTURE ACT........................................ 19
      SECTION 1.4  RULES OF CONSTRUCTION................................... 19

                                   ARTICLE 2
                               THE SENIOR NOTES............................ 20
      SECTION 2.1  FORM AND DATING......................................... 21
      SECTION 2.2  EXECUTION AND AUTHENTICATION............................ 21
      SECTION 2.3  REGISTRAR AND PAYING AGENT.............................. 21
      SECTION 2.4  PAYING AGENT TO HOLD MONEY IN TRUST..................... 22
      SECTION 2.5  HOLDER LISTS............................................ 22
      SECTION 2.6  TRANSFER AND EXCHANGE................................... 22
      SECTION 2.7  REPLACEMENT SENIOR NOTES................................ 23
      SECTION 2.8  OUTSTANDING SENIOR NOTES................................ 23
      SECTION 2.9  TREASURY SENIOR NOTES................................... 24
      SECTION 2.10 TEMPORARY SENIOR NOTES.................................. 24
      SECTION 2.11 CANCELLATION............................................ 24
      SECTION 2.12 DEFAULTED INTEREST...................................... 24
      SECTION 2.13 BOOK-ENTRY PROVISIONS FOR GLOBAL SENIOR
                     NOTES................................................. 25
      SECTION 2.14 SPECIAL TRANSFER PROVISIONS............................. 26

                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT....................... 28
      SECTION 3.1  NOTICES TO TRUSTEE...................................... 28
      SECTION 3.2  SELECTION OF SENIOR NOTES TO BE REDEEMED................ 28
      SECTION 3.3  NOTICE OF REDEMPTION.................................... 29
      SECTION 3.4  EFFECT OF NOTICE OF REDEMPTION.......................... 30
      SECTION 3.5  DEPOSIT OF REDEMPTION PRICE............................. 30
      SECTION 3.6  SENIOR NOTES REDEEMED IN PART........................... 30
      SECTION 3.7  OPTIONAL REDEMPTION..................................... 30
      SECTION 3.8  NO MANDATORY REDEMPTION................................. 31

                                   ARTICLE 4
                                   COVENANTS............................... 31
      SECTION 4.1  PAYMENT OF SENIOR NOTES................................. 31
      SECTION 4.2  MAINTENANCE OF OFFICE OR AGENCY......................... 32

                                                                          Page
                                                                          ----

      SECTION 4.3  REPORTS  ............................................... 32
      SECTION 4.4  COMPLIANCE CERTIFICATE.................................. 34
      SECTION 4.5  TAXES................................................... 34
      SECTION 4.6  STAY, EXTENSION AND USURY LAWS.......................... 34
      SECTION 4.7  CHANGE OF CONTROL....................................... 35
      SECTION 4.8  ASSET SALES............................................. 36
      SECTION 4.9  RESTRICTED PAYMENTS..................................... 39
      SECTION 4.10 INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF
                      PREFERRED STOCK...................................... 42
      SECTION 4.11 SALE AND LEASEBACK TRANSACTIONS......................... 44
      SECTION 4.12 LIENS................................................... 45
      SECTION 4.13 DIVIDEND AND OTHER PAYMENT RESTRICTIONS
                     AFFECTING RESTRICTED SUBSIDIARIES..................... 45
      SECTION 4.14 TRANSACTIONS WITH AFFILIATES............................ 46
      SECTION 4.15 LINE OF BUSINESS........................................ 47
      SECTION 4.16 ADDITIONAL SUBSIDIARY GUARANTEES........................ 47
      SECTION 4.17 CORPORATE EXISTENCE .................................... 47

                                   ARTICLE 5
                                  SUCCESSORS............................... 48
      SECTION 5.1  MERGER, CONSOLIDATION OR SALE OF ASSETS................. 48
      SECTION 5.2  SUCCESSOR CORPORATION SUBSTITUTED....................... 48

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES......................... 49
      SECTION 6.1  EVENTS OF DEFAULT....................................... 49
      SECTION 6.2  ACCELERATION............................................ 51
      SECTION 6.3  OTHER REMEDIES.......................................... 51
      SECTION 6.4  WAIVER OF PAST DEFAULTS................................. 52
      SECTION 6.5  CONTROL BY MAJORITY..................................... 52
      SECTION 6.6  LIMITATION ON SUITS..................................... 52
      SECTION 6.7  RIGHTS OF HOLDERS OF SENIOR NOTES TO RECEIVE
                     PAYMENT............................................... 53
      SECTION 6.8  COLLECTION SUIT BY TRUSTEE.............................. 53
      SECTION 6.9  TRUSTEE MAY FILE PROOFS OF CLAIM........................ 53
      SECTION 6.10 PRIORITIES.............................................. 54
      SECTION 6.11 UNDERTAKING FOR COSTS................................... 54

                                   ARTICLE 7
                                    TRUSTEE................................ 54
      SECTION 7.1  DUTIES OF TRUSTEE....................................... 54
      SECTION 7.2  RIGHTS OF TRUSTEE....................................... 56
      SECTION 7.3  INDIVIDUAL RIGHTS OF TRUSTEE............................ 57
      SECTION 7.4  TRUSTEE'S DISCLAIMER.................................... 57

                                                                          Page
                                                                          ----

      SECTION 7.5  NOTICE OF DEFAULTS...................................... 57
      SECTION 7.6  REPORTS BY TRUSTEE TO HOLDERS OF THE SENIOR
                     NOTES................................................. 57
      SECTION 7.7  COMPENSATION AND INDEMNITY.............................. 58
      SECTION 7.8  REPLACEMENT OF TRUSTEE.................................. 58
      SECTION 7.9  SUCCESSOR TRUSTEE BY MERGER, ETC........................ 59
      SECTION 7.10 ELIGIBILITY; DISQUALIFICATION........................... 60
      SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS
                     AGAINST ANVIL......................................... 60

                                   ARTICLE 8
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE................ 60
      SECTION 8.1  OPTION TO EFFECT LEGAL DEFEASANCE
                     OR COVENANT DEFEASANCE................................ 60
      SECTION 8.2  LEGAL DEFEASANCE AND DISCHARGE.......................... 60
      SECTION 8.3  COVENANT DEFEASANCE..................................... 61
      SECTION 8.4  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.............. 61
      SECTION 8.5  DEPOSITED MONEY AND GOVERNMENT SECURITIES
                     TO BE HELD IN TRUST; OTHER MISCELLANEOUS
                     PROVISIONS............................................ 63
      SECTION 8.6  REPAYMENT TO ANVIL...................................... 63
      SECTION 8.7  REINSTATEMENT........................................... 64

                                   ARTICLE 9
                       AMENDMENT, SUPPLEMENT AND WAIVER.................... 64
      SECTION 9.1  WITHOUT CONSENT OF HOLDERS OF SENIOR NOTES.............. 64
      SECTION 9.2  WITH CONSENT OF HOLDERS OF SENIOR NOTES................. 65
      SECTION 9.3  COMPLIANCE WITH TRUST INDENTURE ACT..................... 66
      SECTION 9.4  REVOCATION AND EFFECT OF CONSENTS....................... 66
      SECTION 9.5  NOTATION ON OR EXCHANGE OF SENIOR NOTES................. 67
      SECTION 9.6  TRUSTEE TO SIGN AMENDMENTS, ETC......................... 67

                                  ARTICLE 10
                              HOLDINGS GUARANTEE........................... 67
      SECTION 10.1  HOLDINGS GUARANTEE..................................... 67
      SECTION 10.2  EXECUTION AND DELIVERY OF HOLDINGS
                      GUARANTEE............................................ 69
      SECTION 10.3  LIMITATION ON GUARANTOR'S ACTIVITY..................... 69

                                  ARTICLE 11
                             SUBSIDIARY GUARANTEES......................... 69
      SECTION 11.1  SUBSIDIARY GUARANTEE................................... 69
      SECTION 11.2  EXECUTION AND DELIVERY OF SUBSIDIARY
                      GUARANTEES........................................... 71

                                                                          Page
                                                                          ----

      SECTION 11.3  SUBSIDIARY GUARANTORS MAY CONSOLIDATE,
                      ETC., ON CERTAIN TERMS............................... 71
      SECTION 11.4  RELEASES FOLLOWING SALE OF ASSETS...................... 72
      SECTION 11.5  LIMITATION OF SUBSIDIARY GUARANTOR'S
                      LIABILITY............................................ 73
      SECTION 11.6  APPLICATION OF CERTAIN TERMS AND PROVISIONS
                      TO THE SUBSIDIARY GUARANTORS......................... 73

                                  ARTICLE 12
                                 MISCELLANEOUS............................. 74
      SECTION 12.1  TRUST INDENTURE ACT CONTROLS........................... 74
      SECTION 12.2  NOTICES................................................ 74
      SECTION 12.3  COMMUNICATION BY HOLDERS OF SENIOR NOTES
                      WITH OTHER HOLDERS OF................................ 75
      SECTION 12.4  CERTIFICATE AND OPINION AS TO CONDITIONS
                      PRECEDENT............................................ 75
      SECTION 12.5  STATEMENTS REQUIRED IN CERTIFICATE OR
                      OPINION.............................................. 76
      SECTION 12.6  RULES BY TRUSTEE AND AGENTS............................ 76
      SECTION 12.7  NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
                      EMPLOYEES AND STOCKHOLDERS........................... 76
      SECTION 12.8  GOVERNING LAW.......................................... 76
      SECTION 12.9  NO ADVERSE INTERPRETATION OF OTHER
                      AGREEMENTS........................................... 77
      SECTION 12.10  SUCCESSORS............................................ 77
      SECTION 12.11  SEVERABILITY.......................................... 77
      SECTION 12.12  COUNTERPART ORIGINALS................................. 77
      SECTION 12.13  TABLE OF CONTENTS, HEADINGS, ETC...................... 77

      EXHIBITS
      --------

      EXHIBIT A      FORM OF SENIOR NOTE
      EXHIBIT B      FORM OF LETTER TO BE DELIVERED BY ACCREDITED INSTITUTIONS
      EXHIBIT C      FORM OF GUARANTEE
      EXHIBIT D      FORM OF SUBSIDIARY GUARANTEE


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